CONFORMED COPY

                         AGREEMENT AND PLAN OF MERGER

                                 dated as of

                                March 30, 1996

                                    among

                       AETNA LIFE AND CASUALTY COMPANY

                            U.S. HEALTHCARE, INC.

                               BUTTERFLY, INC.,

                              ANTELOPE SUB, INC.

                                     AND

                            NEW MERGER CORPORATION

                             TABLE OF CONTENTS(1)

                                                               Page

                                  ARTICLE 1

                                 THE MERGERS

        SECTION 1.1.  U.S. Healthcare Sub Merger  . . . . . . .   1
        SECTION 1.2.  Aetna Sub Merger. . . . . . . . . . . . .   4
        SECTION 1.3.  Surrender and Payment . . . . . . . . . .   5
        SECTION 1.4.  Cancellation of Parent Stock  . . . . . .   7
        SECTION 1.5.  The Merger Date . . . . . . . . . . . . .   7
        SECTION 1.6.  Dissenting Shares . . . . . . . . . . . .   8
        SECTION 1.7.  Stock Options of U.S.
                        Healthcare; Restricted Stock  . . . . .   9
        SECTION 1.8.  Stock Options of Aetna  . . . . . . . . .  11
        SECTION 1.9.  Adjustments . . . . . . . . . . . . . . .  12
        SECTION 1.10. Fractional Shares . . . . . . . . . . . .  12

                                  ARTICLE 2

                          THE SURVIVING CORPORATIONS

        SECTION 2.1.  Articles and Certificate of
                        Incorporation; Bylaws . . . . . . . . .  13
        SECTION 2.2.  Directors and Officers  . . . . . . . . .  13

                                  ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                              OF U.S. HEALTHCARE

        SECTION 3.1.  Corporate Existence and Power . . . . . .  14
        SECTION 3.2.  Corporate Authorization . . . . . . . . .  14
        SECTION 3.3.  Governmental Authorization  . . . . . . .  15
        SECTION 3.4.  Non-Contravention . . . . . . . . . . . .  15
        SECTION 3.5.  Capitalization  . . . . . . . . . . . . .  16
        SECTION 3.6.  Subsidiaries  . . . . . . . . . . . . . .  17
        SECTION 3.7.  SEC Filings . . . . . . . . . . . . . . .  17
        SECTION 3.8.  Financial Statements. . . . . . . . . . .  18
        SECTION 3.9.  Disclosure Documents. . . . . . . . . . .  18
        SECTION 3.10. Information Supplied  . . . . . . . . . .  19
       (1)  The Table of Contents is not a part of this Agreement.
        SECTION 3.11. Absence of Certain Changes  . . . . . . .  20
        SECTION 3.12. No Undisclosed Material
                        Liabilities . . . . . . . . . . . . . .  23
        SECTION 3.13. Litigation; Investigations  . . . . . . .  24
        SECTION 3.14. Taxes . . . . . . . . . . . . . . . . . .  24
        SECTION 3.15. ERISA . . . . . . . . . . . . . . . . . .  26
        SECTION 3.16. Permits; Compliance with Laws . . . . . .  29
        SECTION 3.17. Finders' Fees . . . . . . . . . . . . . .  30
        SECTION 3.18. Intellectual Property Rights  . . . . . .  30
        SECTION 3.19. Takeover Statutes . . . . . . . . . . . .  31
        SECTION 3.20. Fairness Opinion  . . . . . . . . . . . .  31

                                  ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES
                                   OF AETNA

        SECTION 4.1.  Corporate Existence and Power . . . . . .  32
        SECTION 4.2.  Corporate Authorization . . . . . . . . .  32
        SECTION 4.3.  Governmental Authorization  . . . . . . .  33
        SECTION 4.4.  Non-Contravention . . . . . . . . . . . .  33
        SECTION 4.5.  Capitalization  . . . . . . . . . . . . .  34
        SECTION 4.6.  SEC Filings . . . . . . . . . . . . . . .  34
        SECTION 4.7.  Financial Statements  . . . . . . . . . .  34
        SECTION 4.8.  Disclosure Documents  . . . . . . . . . .  35
        SECTION 4.9.  Information Supplied  . . . . . . . . . .  35
        SECTION 4.10. Absence of Certain Changes  . . . . . . .  36
        SECTION 4.11. No Undisclosed Material
                        Liabilities . . . . . . . . . . . . . .  38
        SECTION 4.12. Litigation; Investigations  . . . . . . .  39
        SECTION 4.13. Subsidiaries  . . . . . . . . . . . . . .  39
        SECTION 4.14. Taxes . . . . . . . . . . . . . . . . . .  40
        SECTION 4.15. ERISA . . . . . . . . . . . . . . . . . .  41
        SECTION 4.16. Permits; Compliance with Laws . . . . . .  42
        SECTION 4.17. Intellectual Property Rights  . . . . . .  43
        SECTION 4.18. Fairness Opinions . . . . . . . . . . . .  44

                                  ARTICLE 5

                         COVENANTS OF U.S. HEALTHCARE

        SECTION 5.1.  Conduct of U.S. Healthcare  . . . . . . .  44
        SECTION 5.2.  Shareholder Meeting; Proxy
                        Material  . . . . . . . . . . . . . . .  48
        SECTION 5.3.  Access to Information . . . . . . . . . .  49
        SECTION 5.4.  Other Offers Relating to U.S.
                        Healthcare  . . . . . . . . . . . . . .  49
        SECTION 5.5.  Notices of Certain Events . . . . . . . .  51
        SECTION 5.6.  Fiduciary Matters . . . . . . . . . . . .  51

                                  ARTICLE 6

                              COVENANTS OF AETNA

        SECTION 6.1.  Voting of U.S. Healthcare Stock . . . . .  52
        SECTION 6.2.  Shareholder Meeting; Proxy
                        Materials . . . . . . . . . . . . . . .  52
        SECTION 6.3.  Access to Information . . . . . . . . . .  53
        SECTION 6.4.  Notices of Certain Events . . . . . . . .  53
        SECTION 6.5.  Certain Corporate Actions . . . . . . . .  53
        SECTION 6.6.  Other Offers Relating to Aetna  . . . . .  56
        SECTION 6.7.  Amendment of the Stock Purchase
                        Agreement . . . . . . . . . . . . . . .  57
        SECTION 6.8.  Dividends . . . . . . . . . . . . . . . .  57

                                  ARTICLE 7

                             COVENANTS OF AETNA,
                          U.S. HEALTHCARE AND PARENT

        SECTION 7.1.  Best Efforts  . . . . . . . . . . . . . .  58
        SECTION 7.2.  Cooperation . . . . . . . . . . . . . . .  58
        SECTION 7.3.  Public Announcements  . . . . . . . . . .  58
        SECTION 7.4.  Further Assurances  . . . . . . . . . . .  59
        SECTION 7.5.  Rule 145 Affiliates . . . . . . . . . . .  59
        SECTION 7.6.  Director and Officer Liability  . . . . .  59
        SECTION 7.7.  Subsidiary Agreements . . . . . . . . . .  62
        SECTION 7.8.  Plans Following the Closing . . . . . . .  62
        SECTION 7.9.  Voting of Shares  . . . . . . . . . . . .  62
        SECTION 7.10. Form S-4  . . . . . . . . . . . . . . . .  62
        SECTION 7.11. Certain Corporate Matters with
                        Respect to Parent . . . . . . . . . . .  62
        SECTION 7.12. Governmental Authorization  . . . . . . .  65
        SECTION 7.13. Disclosure Documents  . . . . . . . . . .  65
        SECTION 7.14. Listing of Stock  . . . . . . . . . . . .  65

                                  ARTICLE 8

                          CONDITIONS TO THE MERGERS

        SECTION 8.1.  Conditions to the Obligations of
                        Each Party  . . . . . . . . . . . . . .  65
        SECTION 8.2.  Conditions to the Obligations of
                        Aetna . . . . . . . . . . . . . . . . .  67
        SECTION 8.3.  Conditions to the Obligations of
                        U.S. Healthcare . . . . . . . . . . . .  68

                                  ARTICLE 9

                                 TERMINATION

        SECTION 9.1.  Termination . . . . . . . . . . . . . . .  69
        SECTION 9.2.  Effect of Termination . . . . . . . . . .  71

                                  ARTICLE 10

                                MISCELLANEOUS

        SECTION 10.1.  Notices  . . . . . . . . . . . . . . . .  71
        SECTION 10.2.  Entire Agreement; Survival of
                        Representations and
                        Warranties  . . . . . . . . . . . . . .  72
        SECTION 10.3.  Amendments; No Waivers . . . . . . . . .  72
        SECTION 10.4.  Expenses . . . . . . . . . . . . . . . .  73
        SECTION 10.5.  Successors and Assigns . . . . . . . . .  74
        SECTION 10.6.  Governing Law  . . . . . . . . . . . . .  74
        SECTION 10.7.  Jurisdiction . . . . . . . . . . . . . .  74
        SECTION 10.8.  Counterparts; Effectiveness  . . . . . .  75

             Exhibit A        Form of Designations, Rights and
                                 Preferences of Parent Preferred
                                 Stock

             Exhibit B        Forms of Affiliate Letters
                             TABLE OF DEFINITIONS

           Term                                            Section

           1933 Act                                         1.7(d)
           1933 Act Affiliates                              7.5
           1934 Act                                         1.7(a)
           Acquisition Proposal                             5.4
           Aetna                                            preamble
           Aetna Acquisition Proposal                       6.6
           Aetna Balance Sheet                              4.7
           Aetna Balance Sheet Date                         4.7
           Aetna Benefit Arrangements                       4.15(c)
           Aetna Certificate of Merger                      1.5
           Aetna Common Stock                               4.5
           Aetna Class A Stock                              4.5
           Aetna Class B Stock                              4.5
           Aetna Class C Stock                              4.5
           Aetna Disclosure Documents                       4.8(a)
           Aetna Employee Plan                              4.15(a)
           Aetna Health Operations                          4.10(d)
           Aetna Merger Consideration                       1.2(b)
           Aetna Permits                                    4.16(a)
           Aetna Proxy Statement                            4.8(a)
           Aetna Shareholder Meeting                        6.2(a)
           Aetna Software                                   4.17(b)
           Aetna Stock                                      1.2(b)
           Aetna Stock Option                               1.8(a)
           Aetna Sub                                        preamble
           Aetna Sub Common Stock                           1.2(b)
           Aetna Sub Merger                                 1.2(a)
           Aetna Subsidiary Securities                      4.13(b)
           Aetna Substitute Option                          1.8(a)
           Aetna Surviving Corporation                      1.2(a)
           Aetna Surviving Corporation Common Stock         1.2(b)
           Aetna 10-K                                       4.6(a)
           Affiliate                                        1.1(b)
           Average Closing Stock Price                      8.3(b)
           Cash Consideration                               1.1(b)
           Claim                                            7.6(a)
           Class B Stock                                    1.1(b)
           Code                                             preamble
           Common Stock                                     1.1(b)
           Confidentiality Agreement                        5.4
           Connecticut Law                                  1.2(b)
           The Consolidated Health Operations               7.11(c)
           Co-Presidents                                    7.11(c)
           D&O Insurance                                    7.6(d)
           Employee Benefit Plan                            3.15(a)
           ERISA                                            3.15(a)
           ERISA Affiliate                                  3.15(a)
           Excess Shares                                    1.10
           Exchange Agent                                   1.3(a)
           Form S-4                                         7.10
           HSR Act                                          3.3
           Indemnified Party                                7.6(a)
           Initial Number of U.S. Healthcare Option Shares  1.7(a)(i)
           Lien                                             3.4
           Material Adverse Effect                          3.1
           Mergers                                          1.4
           Merger Date                                      1.5
           Merger Consideration                             1.1(b)
           Multiemployer Plan                               3.15(b)
           New Annual Dividend                              6.8
           NYSE                                             1.10
           Parent                                           preamble
           Parent Common Stock                              1.1(b)
           Parent Disclosure Documents                      7.13
           Parent Preferred Stock                           1.1(b)
           Pennsylvania Law                                 1.1(b)
           Pension Plans                                    3.15(a)
           Person                                           1.3(c)
           Pre-Merger Matters                               7.6(a)
           Principal Shareholder                            7.11(b)
           SEC                                              1.7(d)
           Scheduled Contracts                              7.7
           Specified U.S. Healthcare Officer                3.11(j)
           Stock Purchase Agreement                         8.1(i)
           Subject Company                                  7.5
           Subsidiary                                       1.1(b)
           Taxes                                            3.14(k)
           Taxing Authorities                               3.14(k)
           Tax Return                                       3.14(k)
           U.S. Healthcare                                  preamble
           U.S. Healthcare Articles of Merger               1.5
           U.S. Healthcare Balance Sheet                    3.8
           U.S. Healthcare Balance Sheet Date               3.8
           U.S. Healthcare Benefit Arrangements             3.15(e)
           U.S. Healthcare Designees                        7.11(b)
           U.S. Healthcare Disclosure Documents             3.9(a)
           U.S. Healthcare Employee Stock Option            1.7(a)
           U.S. Healthcare Merger Consideration             1.1(b)
           U.S. Healthcare Non-Employee Stock Option        1.7(a)
           U.S. Healthcare Permits                          3.16(a)
           U.S. Healthcare Proxy Statement                  3.9(a)
           U.S. Healthcare Restricted Stock                 1.7(b)
           U.S. Healthcare Securities                       3.5
           U.S. Healthcare Shareholder Meeting              5.2(a)
           U.S. Healthcare Software                         3.18(b)
           U.S. Healthcare Stock                            1.1(b)
           U.S. Healthcare Stock Option                     1.7(a)
           U.S. Healthcare Sub                              preamble
           U.S. Healthcare Sub Common Stock                 1.1(b)
           U.S. Healthcare Sub Merger                       1.1(a)
           U.S. Healthcare Substitute Option                1.7(a)(i)
           U.S. Healthcare Surviving Corporation            1.1(a)
           U.S. Healthcare Surviving Corporation Common     1.1(b)
            Stock
           U.S. Healthcare 10-K                             3.6(a)
           Voting Agreement                                 9.1(d)

                         AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of March 30, 1996 among Aetna Life and Casualty Company, a Connecticut insurance corporation ("Aetna"), U.S. Healthcare, Inc., a Pennsylvania corporation ("U.S. Healthcare"), Butterfly, Inc., a Connecticut corporation ("Parent"), Antelope Sub, Inc., a Connecticut corporation and a wholly-owned subsidiary of Parent ("Aetna Sub"), and New Merger Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("U.S. Healthcare Sub").

                  WHEREAS, the respective Boards of Directors of Aetna and U.S. Healthcare have determined that it is in the best interests of their respective shareholders to combine their health businesses and to enter into this Agreement;

                  WHEREAS, the respective Boards of Directors of Aetna and U.S. Healthcare have approved this Agreement and the mergers contemplated hereby; and

                  WHEREAS, for United States federal income tax purposes, it is intended that the transactions contemplated by this Agreement qualify as transfers subject to Section 351(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code") and that the shareholders of U.S. Healthcare be treated as if they transferred their U.S. Healthcare Stock to Parent in exchange for the U.S. Healthcare Merger Consideration and that the shareholders of Aetna be treated as if they transferred their Aetna Stock to Parent in exchange for the Aetna Merger Consideration;

                  NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants, and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE 1

                                 THE MERGERS

                  SECTION 1.1.  U.S. Healthcare Sub Merger.  (a)
                                __________________________
          Upon the terms and subject to the conditions set forth herein, on the Merger Date, U.S. Healthcare Sub shall merge into U.S. Healthcare (the "U.S. Healthcare Sub Merger") and the separate existence of U.S. Healthcare Sub shall cease. U.S. Healthcare shall be the surviving corporation in the U.S. Healthcare Sub Merger (hereinafter sometimes referred to as the "U.S. Healthcare Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the U.S. Healthcare Sub Merger.
                  (b)  Pursuant to the U.S. Healthcare Sub Merger:

                  (i) Each share of Common Stock, par value $0.005 per share, of U.S. Healthcare (the "Common Stock"), and each share of Class B Stock, par value $0.005 per share, of U.S. Healthcare (the "Class B Stock", and together with the Common Stock, the "U.S. Healthcare Stock") held by U.S. Healthcare as treasury stock or owned by Aetna or any Subsidiary of Aetna immediately prior to the Merger Date shall be canceled and no payment shall be made with respect thereto; provided
                                                         ________
             that any shares of U.S. Healthcare Stock (i) held by Aetna or any Subsidiary of Aetna for the account of another Person, (ii) as to which Aetna or any Subsidiary or Affiliate of Aetna is or may be required to act as a fiduciary or in a similar capacity or
             (iii) the cancellation of which would violate any legal duties or obligations of Aetna or any Subsidiary or Affiliate of Aetna shall not be canceled but, instead, shall be treated as set forth in Section 1.1(b)(ii) or 1.6. For purposes of this Agreement, the term "Subsidiary", when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, (A) of which
             (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or (ii) such Person or any other Subsidiary of such Person is a general partner or (B) which is controlled, directly or indirectly, by such Person (through ownership of securities, by contract or otherwise) but shall not include investment companies managed by subsidiaries of Aetna. For purposes of this Agreement, the term "Affiliate", when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person; and

                  (ii)  Each share of U.S. Healthcare Stock
             outstanding immediately prior to the Merger Date shall, except as otherwise provided in Section 1.1(b)(i) or as provided in Section 1.6 with respect to shares of U.S. Healthcare Stock as to which dissenters rights have been exercised (which shares shall be treated in accordance with Section 1930 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law")), be converted into the following (the consideration referred to in the following clauses (A), (B) and (C) is referred to collectively as the "U.S. Healthcare Merger Consideration"):

                       (A)  the right to receive 0.2246 shares of
                  Common Capital Stock, par value $1.00 per share, of Parent ("Parent Common Stock");

                       (B)  the right to receive 0.0749 shares of
                  6.25% Class C Non-Voting Preferred Stock, par value $.01 per share, of Parent (the terms of which are set forth in Exhibit A hereto) (the
                  "Parent Preferred Stock"); and

                       (C) subject to any adjustment as
                  contemplated by Section 8.3(b) hereof, the right to receive in cash without interest an amount equal to $34.20 (the "Cash Consideration").

                  (iii) At the Merger Date, each share of common stock, without par value, of U.S. Healthcare Sub ("U.S. Healthcare Sub Common Stock") outstanding immediately prior to the Merger Date shall be converted into an equal number of shares of Common Stock, par value $1.00 per share, of the U.S. Healthcare Surviving Corporation ("U.S. Healthcare Surviving Corporation Common Stock").

          From and after the Merger Date, all shares of U.S. Healthcare Stock converted in accordance with Section 1.1(b)(ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such shares shall cease to have any rights with respect thereto, except the right to receive the U.S. Healthcare Merger Consideration, the right to exercise dissenters rights in accordance with and subject to the provisions of the Pennsylvania Law and the other rights specified in this Agreement. From and after the Merger Date, all certificates representing U.S. Healthcare Sub Common Stock shall be deemed for all purposes to represent the number of shares of U.S. Healthcare Surviving Corporation Common Stock into which they were converted in accordance with Section 1.1(b)(iii).

                  SECTION 1.2.  Aetna Sub Merger.    (a)  Upon the
                                ________________
          terms and subject to the conditions set forth herein, on the Merger Date, Aetna Sub shall merge into Aetna (the "Aetna Sub Merger") and the separate existence of Aetna Sub shall cease. Aetna shall be the surviving corporation in the Aetna Sub Merger (hereinafter sometimes referred to as the "Aetna Surviving Corporation") and its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Aetna Sub Merger.

                  (b)  Pursuant to the Aetna Sub Merger:

                  (i) Each share of common capital stock without par value of Aetna (the "Aetna Stock") held by Aetna as treasury stock or owned by U.S. Healthcare or any Subsidiary of U.S. Healthcare immediately prior to the Merger Date shall be canceled and no payment shall be made with respect thereto;

                  (ii)  Each share of Aetna Stock outstanding
             immediately prior to the Merger Date shall, except as otherwise provided in Section 1.2(b)(i) or as provided in Section 1.6 with respect to shares of Aetna Stock as to which rights of objecting shareholders have been exercised (which shares shall be treated in accordance with Sections 33-373 and 33-374 of the Connecticut Stock Corporation Act (the "Connecticut Law")), be converted into the right to receive one share of Parent Common Stock (the "Aetna Merger Consideration" and, together with the U.S. Healthcare Merger Consideration, the "Merger Consideration").

                  (iii) At the Merger Date, each share of common
             stock, par value $1.00 per share, of Aetna Sub ("Aetna Sub Common Stock"), outstanding immediately prior to the Merger Date shall be converted into an equal number of shares of Common Stock, par value $.01 per share, of the Aetna Surviving Corporation ("Aetna Surviving Corporation Common Stock").

          From and after the Merger Date, all shares of Aetna Stock converted in accordance with Section 1.2(b)(ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such shares shall cease to have any rights with respect thereto, except the right to receive the Aetna Merger Consideration, the right to exercise dissenters rights in accordance with and subject to the provisions of the Connecticut Law and the other rights specified in this Agreement. From and after the Merger Date, all certificates representing Aetna Sub Common Stock shall be deemed for all purposes to represent the number of shares of the Aetna Surviving Corporation Common Stock into which they were converted in accordance with Section 1.2(b)(iii).

                  (c) Upon consummation of the Aetna Sub Merger, the Rights Agreement (the "Rights Agreement") dated as of October 27, 1989 between Aetna and First Chicago Trust Company of New York shall automatically terminate and be of no further force or effect; and Aetna shall effect any amendments to the Rights Agreement necessary to effect the foregoing.

                  SECTION 1.3.  Surrender and Payment.  (a)  Prior
                                _____________________
          to the Merger Date, Aetna and U.S. Healthcare shall cause Parent to appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of U.S. Healthcare Stock for the U.S. Healthcare Merger Consideration. Parent will make available to the Exchange Agent, as needed, certificates representing the Parent Common Stock and the Parent Preferred Stock in respect of the U.S. Healthcare Merger Consideration and the Cash Consideration to be paid in respect of shares of U.S. Healthcare Stock, in accordance with the terms of
          Section 1.1(b). Promptly after the Merger Date, Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of U.S. Healthcare Stock at the Merger Date a letter of transmittal for use in such exchange (which shall specify that delivery of the U.S. Healthcare Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of U.S. Healthcare Stock, to the Exchange Agent). Upon the conversion of Aetna Stock into Parent Common Stock in accordance with Section 1.2(b), all shares of Aetna Stock so converted shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Parent Common Stock.

                  (b) Each holder of shares of U.S. Healthcare Stock that have been converted into a right to receive the U.S. Healthcare Merger Consideration upon surrender to the Exchange Agent of a certificate or certificates representing such shares of U.S. Healthcare Stock together with a properly completed letter of transmittal covering such shares of U.S. Healthcare Stock will be entitled to receive the U.S. Healthcare Merger Consideration payable in respect of such shares of U.S. Healthcare Stock and the other amounts, if any, specified in this Agreement. Until so surrendered, each such certificate shall, after the Merger Date, represent for all purposes only the right to receive the U.S. Healthcare Merger Consideration and the other amounts, if any, specified in this Agreement.

                  (c) If any portion of the U.S. Healthcare Merger Consideration is to be paid to a Person other than the registered holder of the shares of U.S. Healthcare Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of U.S. Healthcare Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

                  (d) After the Merger Date, there shall be no further registration of transfers of shares of U.S. Healthcare Stock. If, after the Merger Date, certificates representing shares of U.S. Healthcare Stock or Aetna Stock are presented to the respective surviving corporations in the Mergers, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

                  (e) Any portion of the U.S. Healthcare Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of shares of U.S. Healthcare Stock six months after the Merger Date shall be returned to Parent, upon demand, and any such holder who has not exchanged his shares of U.S. Healthcare Stock for the U.S. Healthcare Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for his claim for Parent Common Stock, Parent Preferred Stock, any cash in lieu of fractional shares of Parent Common Stock or Parent Preferred Stock, as applicable, and any dividends or distributions with respect to Parent Common Stock or Parent Preferred Stock, as applicable, and the Cash Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of U.S. Healthcare Stock for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of shares of U.S. Healthcare Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claim or interest of any Person previously entitled thereto.

                 (f) Any portion of the U.S. Healthcare Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) to pay for shares of U.S. Healthcare Stock in respect of which dissenters rights have been perfected shall be returned to Parent, upon demand.

                  (g) No dividends or other distributions with respect to the Parent Common Stock or Parent Preferred Stock, as applicable, constituting all or a portion of the U.S. Healthcare Merger Consideration shall be paid to the holder of any unsurrendered certificate representing U.S. Healthcare Stock until such certificates are surrendered as provided in this Section 1.3. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing the Parent Common Stock or Parent Preferred Stock, as applicable, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Merger Date payable prior to or on the date of such surrender with respect to such whole shares of Parent Common Stock or Parent Preferred Stock, as applicable, and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Date but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of Parent Common Stock or Parent Preferred Stock, as applicable, less the amount of any withholding taxes which may be required thereon.

                  SECTION 1.4.  Cancellation of Parent Stock.  All
                                ____________________________
          outstanding shares of the capital stock of Parent immediately prior to the Merger Date shall be canceled immediately upon consummation of the Aetna Sub Merger. The U.S. Healthcare Sub Merger and the Aetna Sub Merger are sometimes together referred to as the "Mergers".

                  SECTION 1.5.  The Merger Date.  As soon as
                                _______________
          practicable (but in no event more than two business days)
          after the satisfaction or, to the extent permitted hereunder or under applicable law, waiver of all conditions to each of the Mergers, (a) U.S. Healthcare and U.S. Healthcare Sub shall file the articles of merger required to effect the U.S. Healthcare Sub Merger (the "U.S. Healthcare Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania and make all other filings or recordings required by the Pennsylvania Law in connection with the U.S. Healthcare Sub Merger, and (b) Aetna and Aetna Sub shall file a certificate of merger (the "Aetna Certificate of Merger") with the Secretary of the State of the State of Connecticut and make all other filings or recordings required by the Connecticut Law in connection with the Aetna Sub Merger, and (c) the Mergers shall become effective, it being understood that the U.S. Healthcare Sub Merger shall become effective immediately prior to the Aetna Sub Merger in accordance with the terms of such U.S. Healthcare Articles of Merger and Aetna Certificate of Merger (such time and date are referred to as the "Merger Date").

                  SECTION 1.6.  Dissenting Shares.  Notwithstanding
                                _________________
          Section 1.1 or Section 1.2, as applicable, shares of U.S. Healthcare Stock or Aetna Stock outstanding immediately prior to the Merger Date and held by a holder who has not voted in favor of the U.S. Healthcare Sub Merger or the Aetna Sub Merger, as applicable, and who has exercised dissenters rights in respect of such shares of U.S. Healthcare Stock in accordance with the Pennsylvania Law, or rights of objecting shareholders in respect of such shares of Aetna Stock in accordance with the Connecticut Law, shall not be converted into a right to receive the U.S. Healthcare Merger Consideration or the Aetna Merger Consideration, as applicable, unless such holder fails to perfect or withdraws or otherwise loses his dissenters' or objecting shareholders' rights. Shares of U.S. Healthcare Stock in respect of which dissenters rights have been exercised shall be treated in accordance with
          Section 1930 of the Pennsylvania Law. Shares of Aetna Stock in respect of which objecting shareholders' rights have been exercised shall be treated in accordance with Sections 33-373 and 33-374 of the Connecticut Law. If after the Merger Date such holder fails to perfect or withdraws or otherwise loses his right to demand the payment of fair value for shares of U.S. Healthcare Stock under Pennsylvania Law, or shares of Aetna Stock under Connecticut Law, as applicable, such shares of U.S. Healthcare Stock or Aetna Stock shall be treated as if they had been converted as of the Merger Date into a right to receive the U.S. Healthcare Merger Consideration or the Aetna Merger Consideration, as applicable. U.S. Healthcare shall give Aetna prompt notice of any demands received by U.S. Healthcare for the exercise of dissenters rights with respect to shares of U.S. Healthcare Stock and Aetna shall have the right to participate in all negotiations and proceedings with respect to such demands. U.S. Healthcare shall not, except with the prior written consent of Aetna, make any payment with respect to, or settle or offer to settle, any such demands.

                  SECTION 1.7.  Stock Options of U.S. Healthcare;
                                ________________________________
          Restricted Stock.  (a)  As of the date of this Agreement,
          ________________
          each outstanding option granted to (i) a U.S. Healthcare employee to acquire U.S. Healthcare Stock (a "U.S. Healthcare Employee Stock Option") and (ii) each outstanding option granted to a non-employee to acquire U.S. Healthcare Stock (a "U.S. Healthcare Non-Employee Stock Option" and together with the U.S. Healthcare Employee Stock Options, the "U.S. Healthcare Stock Options"), in each case, under any incentive plan of U.S. Healthcare, shall become fully vested and exercisable.
          At the Merger Date, each U.S. Healthcare Stock Option then outstanding shall be canceled and treated as follows:

                  (i) with respect to all U.S. Healthcare Non-Employee Stock Options and the number of shares subject to U.S. Healthcare Employee Stock Options held by each holder which, if all such holder's canceled U.S. Healthcare Employee Stock Options were exercised immediately prior to the Merger Date, would give rise to 40% of the income which would be recognized by such holder upon such exercise (assuming, for these purposes, that all such options were nonqualified options) (the "Initial Number of U.S. Healthcare Option Shares"), Parent shall issue in substitution therefor options to purchase Parent Common Stock on the terms and conditions described herein (each such substitute option, a "U.S. Healthcare Substitute Option"). U.S. Healthcare Substitute Options shall be issued under a Parent stock option plan to be adopted prior to the Merger Date and which shall comply in all respects with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"). The number of shares of Parent Common Stock subject to each such U.S. Healthcare Substitute Option and the exercise price thereunder shall be computed in compliance with the requirements of Section 424(a) of the Code, and each such U.S. Healthcare Substitute Option shall otherwise be subject to the other applicable terms and conditions of the U.S. Healthcare Stock Option for which it is substituted. Without limiting the generality of the foregoing, (A) the exercise price of each U.S. Healthcare Substitute Option shall equal the exercise price of the U.S. Healthcare Stock Option for which such U.S. Healthcare Substitute Option was substituted, multiplied by a fraction, the numerator of which is the average closing price of Parent Common Stock for the five trading days following the Merger Date ("X") and the denominator of which is the closing price of U.S. Healthcare Stock on the last trading day preceding the Merger Date ("Y") and (B) the number of shares subject to such U.S. Healthcare Substitute Option shall equal the Initial Number of U.S. Healthcare Option Shares, multiplied by a fraction, the numerator of which is Y and the denominator of which is X. The U.S. Healthcare Stock Options for which U.S. Healthcare Substitute Options shall be issued with respect to each holder shall be selected in the following order:

                  (1)  first, incentive stock options, and

                  (2)  second, nonqualified options,

             in each case giving priority to those with the highest exercise price.

                  (ii) with respect to each remaining canceled U.S.
             Healthcare Employee Stock Option, the holder shall receive in cash, within two business days following the Merger Date, an amount equal to the excess of (A) the closing price of U.S. Healthcare Stock on the last trading day preceding the Merger Date, over (B) the exercise price of such U.S. Healthcare Stock Option, multiplied by the number of shares of U.S. Healthcare Stock subject to such remaining U.S. Healthcare Employee Stock Option.

                  (b)   As of the date of this Agreement, each
          outstanding share of restricted stock of U.S. Healthcare issued to U.S. Healthcare employees (the "U.S. Healthcare Restricted Stock") shall become fully vested and entitled to receive the U.S. Healthcare Merger Consideration.
          Each outstanding share of restricted stock of U.S. Healthcare issued to any Person who is not an employee of U.S. Healthcare shall become fully vested and entitled to receive the U.S. Healthcare Merger Consideration on the Merger Date.

                  (c)  Prior to the Merger Date, U.S. Healthcare
          (i) shall use its best efforts to obtain any consents from holders of any U.S. Healthcare Stock Options or U.S. Healthcare Restricted Stock and (ii) shall make any amendments to the terms of any of their respective incentive plans or arrangements, in each case that are necessary to give effect to the transactions contemplated by this Section 1.7.

                  (d)  As soon as practicable after the Merger
          Date, Parent shall file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-8 with respect to the shares of Parent Common Stock underlying the U.S. Healthcare Substitute Options and use its reasonable best efforts to have such registration statement declared effective under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act")

                  SECTION 1.8.  Stock Options of Aetna.   (a)  At
                                ______________________
          the Merger Date, each outstanding option to purchase shares of Aetna Stock (an "Aetna Stock Option") under any of Aetna's incentive plans, whether vested or unvested, shall be canceled and Parent shall issue in substitution therefor an option to purchase Parent Common Stock on the terms and conditions described herein (each such replacement option an "Aetna Substitute Option"). Aetna Substitute Options shall be issued under a Parent stock option plan to be adopted prior to the Merger Date and which shall comply in all respects with the applicable requirements of Rule 16b-3 promulgated under the 1934 Act. The number of shares of Parent Common Stock subject to each such Aetna Substitute Option and the exercise price thereunder shall be computed in compliance with the requirements of Section 424(a) of the Code and each such Aetna Substitute Option shall be subject to substantially all of the other terms and conditions (including vesting schedule) of the Aetna Stock Option it replaces. Without limiting the generality of the foregoing, (A) the exercise price of each Aetna Substitute Option shall equal the exercise price of the Aetna Stock Option for which such Aetna Substitute Option was substituted, multiplied by a fraction, the numerator of which is the average closing price of Parent Common Stock for the five trading days following the Merger Date ("X") and the denominator of which is the closing price of Aetna Stock on the last trading day preceding the Merger Date ("Y") and (B) the number of shares subject to such Aetna Substitute Option shall equal the number of Aetna Option shares, multiplied by a fraction, the numerator of which is Y and the denominator of which is X.

                  (b) Prior to the Merger Date, Aetna shall (i) use its best efforts to obtain any consents from holders of any Aetna Stock Options and (ii) make any amendments to the terms of any of its incentive plans or arrangements, in each case, that are necessary to give effect to the transactions contemplated by this Section 1.8.

                  (c)  As soon as practicable after the Merger
          Date, Parent shall file with the SEC a registration statement on Form S-8 with respect to the shares of Parent Common Stock underlying the Aetna Substitute Options and use its reasonable best efforts to have such registration statement declared effective under the 1933 Act.

                  SECTION 1.9.  Adjustments.  If at any time during
                                ___________
          the period between the date of this Agreement and the Merger Date, any change in the outstanding shares of Aetna Stock or U.S. Healthcare Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted.

                  SECTION 1.10. Fractional Shares.  No fractional
                                _________________
          shares of Parent Common Stock or Parent Preferred Stock shall be issued in the U.S. Healthcare Sub Merger, but in lieu thereof each holder of U.S. Healthcare Stock otherwise entitled to a fractional share of Parent Common Stock or Parent Preferred Stock, as applicable, will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.10, a cash payment in lieu of such fractional shares of Parent Common Stock or Parent Preferred Stock, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock or Parent Preferred Stock, as applicable, which would otherwise have been issued (the "Excess Shares"). The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange, Inc. (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of U.S. Healthcare Stock, the Exchange Agent will hold such proceeds in trust for the holders of U.S. Healthcare Stock. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including, without limitation, the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of U.S. Healthcare Stock in lieu of any fractional shares of Parent Common Stock or Parent Preferred Stock, as applicable, the Exchange Agent shall make available such amounts to such holders of shares of U.S. Healthcare Stock without interest.

                                  ARTICLE 2

                          THE SURVIVING CORPORATIONS

                  SECTION 2.1.  Articles and Certificate of
                                ___________________________
          Incorporation; Bylaws.  (a) The articles of incorporation
          _____________________
          and bylaws of U.S. Healthcare in effect at the Merger Date shall be the articles of incorporation and bylaws, respectively, of the U.S. Healthcare Surviving Corporation until amended in accordance with applicable law. The U.S. Healthcare Surviving Corporation shall have the same name as U.S. Healthcare. The U.S. Healthcare Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of U.S. Healthcare and U.S. Healthcare Sub, all of the properties and assets and all of the debts of U.S. Healthcare and U.S. Healthcare Sub, chooses in action and other interests due or belonging to U.S. Healthcare and U.S. Healthcare Sub and shall be subject to, and responsible for, all of the debts, liabilities and duties of U.S. Healthcare and U.S. Healthcare Sub with the effect set forth in the Pennsylvania Law.

                  (b) The certificate of incorporation and bylaws of Aetna in effect at the Merger Date shall be the certificate of incorporation and bylaws, respectively, of the Aetna Surviving Corporation until amended in accordance with applicable law. The Aetna Surviving Corporation shall have the same name as Aetna. The Aetna Surviving Corporation shall succeed to all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of Aetna and Aetna Sub, all of the properties and assets of and all of the debts of Aetna and Aetna Sub, chooses in action and other interests due or belonging to Aetna and Aetna Sub and shall be subject to, and responsible for, all of the debts, liabilities and duties of Aetna and Aetna Sub with the effect set forth in the Connecticut Law.

                  SECTION 2.2.  Directors and Officers.  From and
                                ______________________
          after the Merger Date, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of the U.S. Healthcare Surviving Corporation immediately after the Merger Date shall be designated by Parent and shall include, without limitation, the two Co-Presidents, (b) the directors of Parent immediately after the Merger Date shall be the directors of the Aetna Surviving Corporation, (c) the officers of U.S. Healthcare immediately prior to the Merger Date (other than the Principal Shareholder) shall be the officers of the U.S. Healthcare Surviving Corporation and (d) the officers of Aetna immediately prior to the Merger Date shall be the officers of the Aetna Surviving Corporation.

                                  ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES
                              OF U.S. HEALTHCARE

                  U.S. Healthcare represents and warrants to Aetna that:

                  SECTION 3.1.  Corporate Existence and Power.
                                _____________________________
          U.S. Healthcare is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. U.S. Healthcare is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on U.S. Healthcare. For purposes of this Agreement, a "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of such Person and its Subsidiaries taken as a whole or on the ability of such Person to perform its obligations hereunder. U.S. Healthcare has heretofore delivered to Aetna true and complete copies of U.S. Healthcare's articles of incorporation and bylaws as currently in effect.

                  SECTION 3.2.  Corporate Authorization.  The
                                _______________________
          execution, delivery and, subject to receipt of the approvals referred to in Section 3.3, the performance by U.S. Healthcare of this Agreement and the consummation by U.S. Healthcare of the transactions contemplated by this Agreement are within U.S. Healthcare's corporate powers and, except as set forth in the third sentence of this
          Section 3.2, have been duly authorized by all necessary corporate action. Without limiting the generality of the foregoing, the Board of Directors of U.S. Healthcare has unanimously adopted a resolution adopting and approving this Agreement. The affirmative vote of a majority of the total voting power represented by the outstanding shares of U.S. Healthcare Stock entitled to vote thereon, voting as a single class, is the only vote of any class or series of U.S. Healthcare's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by U.S. Healthcare and constitutes a valid and binding agreement of U.S. Healthcare, enforceable against U.S. Healthcare in accordance with its terms, subject to (a) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  SECTION 3.3.  Governmental Authorization.  The
                                __________________________
          execution, delivery and performance by U.S. Healthcare of this Agreement, and the consummation by U.S. Healthcare of the transactions contemplated by this Agreement require no action, by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of the U.S. Healthcare Articles of Merger in accordance with the Pennsylvania Law; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (c) compliance with any applicable requirements of the 1934 Act; (d) compliance with any applicable requirements of the 1933 Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; (f) approvals or filings required under laws, rules and regulations governing insurance and insurance companies, health maintenance organizations, health care service plans, third party administrators or other managed health care organizations; and (g) filings and notices not required to be made or given until after the Merger Date.

                  SECTION 3.4.  Non-Contravention.  Except as
                                _________________
          disclosed on Schedule 3.4, the execution, delivery and performance by U.S. Healthcare of this Agreement and the consummation by U.S. Healthcare of the transactions contemplated by this Agreement do not and will not (a) assuming receipt of the approvals referred to in Sections 3.2, contravene or conflict with the articles of incorporation or bylaws of U.S. Healthcare, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to U.S. Healthcare or any Subsidiary of U.S. Healthcare, (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of U.S. Healthcare or any Subsidiary of U.S. Healthcare or to a loss of any benefit to which U.S. Healthcare or any Subsidiary of U.S. Healthcare is entitled under any provision of any agreement, contract or other instrument binding upon U.S. Healthcare or any Subsidiary of U.S. Healthcare or any license, franchise, permit or other similar authorization held by U.S. Healthcare or any Subsidiary of U.S. Healthcare, or (d) result in the creation or imposition of any Lien on any asset of U.S. Healthcare or any Subsidiary of U.S. Healthcare, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on U.S. Healthcare. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  SECTION 3.5.  Capitalization.  As of February 29,
                                ______________
          1996, the authorized capital stock of U.S. Healthcare consists of 275,000,000 shares of Common Stock, 50,000,000 shares of Class B Stock and 50,000,000 shares of preferred stock. As of February 29, 1996, there were
          (i) 139,481,136 shares of Common Stock outstanding, including 748,481 shares of employee and non-employee unvested restricted common stock, (ii) 14,429,867 shares of Class B Stock outstanding and (iii) no shares of preferred stock outstanding. As of February 29, 1996, there were employee and non-employee stock options to purchase an aggregate of 4,004,857 shares of Common Stock outstanding (of which options to purchase an aggregate of 802,346 shares of Common Stock were exercisable). All outstanding shares of capital stock of U.S. Healthcare have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5 and except for changes since February 29, 1996 resulting from the exercise of stock options outstanding on such date, there are outstanding (a) no shares of capital stock or other voting securities of U.S. Healthcare, (b) no securities of U.S. Healthcare convertible into or exchangeable for shares of capital stock or voting securities of U.S. Healthcare, and (c) no options or other rights to acquire from U.S. Healthcare, and no obligation of U.S. Healthcare to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of U.S. Healthcare (the items in clauses (a), (b) and (c) being referred to collectively as the "U.S. Healthcare Securities"). There are no outstanding obligations of U.S. Healthcare or any Subsidiary of U.S. Healthcare to repurchase, redeem or otherwise acquire any U.S. Healthcare Securities other than put rights with respect to not more than 100,000 shares of Common Stock held by providers of medical services.

                  SECTION 3.6.  Subsidiaries.  (a)  Each Subsidiary
                                ____________
          of U.S. Healthcare is duly incorporated, validly existing (as an insurance corporation, corporation organized as a health maintenance organization or otherwise) and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation or is duly licensed to do business as an insurer, a health maintenance organization or otherwise and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on U.S. Healthcare. All Subsidiaries and their respective jurisdictions of incorporation are identified in U.S. Healthcare's annual report on Form 10-K for the fiscal year ended December 31, 1995 (the "U.S. Healthcare 10-K").

                  (b) Except as disclosed on Schedule 3.6, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of U.S. Healthcare, is owned by U.S. Healthcare, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as disclosed on Schedule 3.6, there are no outstanding (i) securities of U.S. Healthcare or any Subsidiary of U.S. Healthcare convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of U.S. Healthcare, and (ii) options or other rights to acquire from U.S. Healthcare or any Subsidiary of U.S. Healthcare, and no other obligation of U.S. Healthcare or any Subsidiary of U.S. Healthcare to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of U.S. Healthcare (the items in clauses (i) and (ii) being referred to collectively as the "U.S. Healthcare Subsidiary Securities"). Except as disclosed on Schedule 3.6, there are no outstanding obligations of U.S. Healthcare or any Subsidiary of U.S. Healthcare to repurchase, redeem or otherwise acquire any outstanding U.S. Healthcare Subsidiary Securities.

                  SECTION 3.7.  SEC Filings.  (a)  U.S. Healthcare
                                ___________
          has delivered to Aetna (i) U.S. Healthcare's annual reports on Form 10-K for its fiscal years ended December 31, 1995, 1994 and 1993, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of U.S. Healthcare held since January 1, 1993, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1993.

                  (b) As of its filing date, each such report, statement, schedule or registration statement filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  SECTION 3.8.  Financial Statements.  The audited
                                ____________________
          consolidated financial statements of U.S. Healthcare included in its annual reports on Form 10-K referred to in Section 3.7 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of U.S. Healthcare and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.
          For purposes of this Agreement, "U.S. Healthcare Balance Sheet" means the consolidated balance sheet of U.S. Healthcare as of December 31, 1995 set forth in the U.S. Healthcare 10-K and "U.S. Healthcare Balance Sheet Date" means December 31, 1995.

                  SECTION 3.9.  Disclosure Documents.  (a)  Each
                                ____________________
          document required to be filed by U.S. Healthcare with the SEC in connection with the transactions contemplated by this Agreement (the "U.S. Healthcare Disclosure Documents"), including, without limitation, the proxy or information statement of U.S. Healthcare (the "U.S. Healthcare Proxy Statement"), if any, to be filed with the SEC in connection with the U.S. Healthcare Sub Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

                  (b)  At the time the U.S. Healthcare Proxy
          Statement or any amendment or supplement thereto is first mailed to shareholders of U.S. Healthcare and at the time such shareholders vote on the adoption and approval of this Agreement, the U.S. Healthcare Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any U.S. Healthcare Disclosure Document other than the U.S. Healthcare Proxy Statement and at the time of any distribution thereof, such U.S. Healthcare Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.9(b) will not apply to statements included in or omissions from the U.S. Healthcare Disclosure Documents based upon information furnished to U.S. Healthcare in writing by Aetna or Parent specifically for use therein.

                  SECTION 3.10. Information Supplied.  The
                                ____________________
          information supplied or to be supplied by U.S. Healthcare for inclusion or incorporation by reference in (i) the Aetna Proxy Statement or any amendment or supplement thereto will not, at the time the Aetna Proxy Statement is first mailed to shareholders of Aetna and at the time such shareholders vote on the proposals relating to the Aetna Sub Merger set forth therein, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made is not misleading, (ii) the Form S-4 or any amendment or supplement thereto will not, at the time the Form S-4 becomes effective under the 1933 Act and at the Merger Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Aetna Disclosure Document or Parent Disclosure Document (other than the Aetna Proxy Statement, the Form S-4 and any amendments or supplements to either) will not, at the time of effectiveness of such Aetna Disclosure Document or Parent Disclosure Document and at the time of any distribution thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 3.11. Absence of Certain Changes.  Except
                                __________________________
          as disclosed in the U.S. Healthcare 10-K, as set forth on
          Schedule 3.11, or as specifically permitted by Section 5.1, since the U.S. Healthcare Balance Sheet Date U.S. Healthcare and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

                  (a) any event, occurrence or facts which has had or is reasonably expected to have a Material Adverse
             Effect on U.S. Healthcare;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of U.S. Healthcare (other than payment of U.S. Healthcare's regular quarterly dividend on U.S. Healthcare Common Stock in an amount not exceeding $0.275 per share and on Class B Stock in an amount not exceeding $0.248 per share), or any repurchase, redemption or other acquisition by U.S. Healthcare or any Subsidiary of U.S. Healthcare of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, U.S. Healthcare, which repurchase, redemption or other acquisition, individually or in the aggregate, is material to U.S. Healthcare and its Subsidiaries, taken as a whole;

                  (c) any amendment of any term of any outstanding security of U.S. Healthcare or any Subsidiary of U.S. Healthcare (other than amendments to the U.S. Healthcare Stock Options or the restricted stock of U.S. Healthcare to accelerate the vesting thereof upon execution of this Agreement);

                  (d) any incurrence, assumption or guarantee by U.S. Healthcare or any Subsidiary of U.S. Healthcare of any indebtedness from any third party for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (e)  any creation or assumption by U.S.
             Healthcare or any Subsidiary of U.S. Healthcare of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contribution to or investment in any Person other than
             (i) loans, advances or capital contributions to or investments in Subsidiaries of U.S. Healthcare, (ii) investments in securities consistent with past practice or (iii) other loans, advances, capital contributions or investments in an aggregate amount not exceeding $25,000,000;

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of U.S. Healthcare or any Subsidiary of U.S. Healthcare which, individually or in the aggregate, is or may reasonably be expected to be material to U.S. Healthcare and its Subsidiaries, taken as a whole;

                  (h) any transaction or commitment made, or any contract or agreement entered into, by U.S. Healthcare or any Subsidiary of U.S. Healthcare relating to its assets or business (including, without limitation, the acquisition or disposition of any assets) or any relinquishment by U.S. Healthcare or any Subsidiary of U.S. Healthcare of any contract, license or other right which, in any such case, individually or in the aggregate, would have a Material Adverse Effect on U.S. Healthcare, other than transactions, commitments, contracts or agreements contemplated by this Agreement;

                  (i) any change in any method of accounting or accounting principle or practice by U.S. Healthcare or any Subsidiary of U.S. Healthcare, except for any such change required by reason of a concurrent change in generally accepted accounting principles or statutory accounting principles;

                  (j) (A) except for new employment agreements with the Persons listed on Schedule 3.11(j) (each, a "Specified U.S. Healthcare Officer"), entered into as of the date hereof, or in the case of those Specified U.S. Healthcare Officers listed on Schedule 8.2(b), in the form of Schedule 3.11(j)(A) hereto (i) any grant by U.S. Healthcare or any of its Subsidiaries of any severance or termination pay to, or entry into any employment, termination or severance arrangement with, any Specified U.S. Healthcare Officer or, (ii) except in the ordinary course of business consistent in magnitude and character with past practice and with the terms of severance or termination arrangements in effect or pending on the U.S. Healthcare Balance Sheet Date with respect to individuals with comparable positions or responsibilities, any grant of any severance or termination pay to, or entry into any employment, termination or severance arrangement with, any other employees; (B)(i) any amendment in any material respect of any employment, termination or severance arrangement with any Specified U.S. Healthcare Officer or (ii) except in the ordinary course, any amendment in any material respect of any employment termination or severance arrangement with any other directors, officers or employees (it being understood that for the purposes of clauses (i) and
             (ii), any increase or acceleration of benefits under any such agreement or arrangement shall be deemed material); (C) any (x) establishment, adoption, entry into, or (y) except (I) the matters described in the parenthetical clause of Section 3.11(c) hereof and
             (II) the acceleration of vesting of U.S. Healthcare Non-Employee Stock Options and restricted stock of U.S. Healthcare issued to Persons who are not employees of U.S. Healthcare, amendment or action to accelerate or enhance any rights or benefits under,
             (i) any plan providing for options, stock, performance awards or other forms of incentive or deferred compensation or (ii) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees; (D) any grant, conferment or award of any options, stock, performance awards or other awards to acquire any shares of capital stock of U.S. Healthcare (other than an aggregate of 150,000 options to acquire U.S. Healthcare Stock and/or shares of restricted stock of U.S. Healthcare pursuant to the terms existing on the date hereof of U.S. Healthcare's plans to persons other than the Specified U.S. Healthcare Officers); (E) any increase in the contribution percentages under U.S. Healthcare's defined contribution plans; or (F) (i) other than an annual adjustment with respect to the 1997 calendar year if the Merger Date occurs after December 31, 1996, which adjustment shall be of a magnitude and character consistent with past practice, any increase in the compensation or benefits of Specified U.S. Healthcare Officers or any payment of any benefit not required by any plan or arrangement in effect as of the date hereof or (ii) except in the ordinary course of business consistent in magnitude and character with past practice and in no event greater than 6% in the aggregate on a per annum basis for all other individuals as a group, any increase in the compensation or benefits of any other employees or payment of any benefit not required by any plan or arrangement as in effect on the U.S. Healthcare Balance Sheet Date;

                  (k)  except such contracts as would not be
             material to U.S. Healthcare and its Subsidiaries as a whole or material to their operations in any Standard Metropolitan Statistical Area, any entry by U.S. Healthcare or any of its Subsidiaries into any contract limiting the right of U.S. Healthcare or any of its Subsidiaries at any time on or after the date of this Agreement or Aetna or any of its Subsidiaries or Affiliates at or after the Merger Date, to engage in, or to compete with any Person in, any business, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted by U.S. Healthcare or any of its Subsidiaries or Affiliates, or by Aetna or any of its Subsidiaries or Affiliates after the Merger Date;

                  (l) any entry by U.S. Healthcare or any of its Subsidiaries into any acquisition, joint venture, or franchising agreement or arrangement which is material to U.S. Healthcare and its Subsidiaries, taken as a whole; or

                  (m) any entry by U.S. Healthcare or any of its
             Subsidiaries into any agreement or arrangement with a third party on an exclusive basis to offer or market any of the following services of such third party: group life, disability, managed workers' compensation, long term care, dental, behavioral or pharmacy benefits.

                  SECTION 3.12. No Undisclosed Material
                                _______________________
          Liabilities.  There are no liabilities, commitments or
          ___________
          obligations (whether pursuant to contracts or otherwise) of U.S. Healthcare or any Subsidiary of U.S. Healthcare of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, including, without limitation, any fines, disciplinary actions or other adverse actions that may be taken or reported concerning the conduct of U.S. Healthcare or any of its Subsidiaries, other than:

                  (a)  liabilities, commitments or obligations
             disclosed or provided for in the U.S. Healthcare
             Balance Sheet or in the U.S. Healthcare 10-K;

                  (b)  liabilities, commitments or obligations
             incurred in the ordinary course of business since the U.S. Healthcare Balance Sheet Date;

                  (c)  liabilities, commitments or obligations
             under this Agreement; and

                  (d)  liabilities, commitments or obligations
             which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material
             Adverse Effect on U.S. Healthcare.

                  SECTION 3.13. Litigation; Investigations.  Except
                                __________________________
          as disclosed or referred to in the U.S. Healthcare 10-K or in Schedule 3.13, there is no action, claim, suit, investigation, proceeding or examination, including, without limitation, any insurance or health related investigations, proceedings or examinations pending against or affecting, or to the knowledge of U.S. Healthcare threatened against or affecting, U.S. Healthcare or any Subsidiary of U.S. Healthcare or any of their respective properties before any court or arbitrator or any governmental body, agency, authority or official which, net of reserves established therefor reflected in the U.S. Healthcare 10-K and giving effect to reinsurance probable of recovery, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on U.S. Healthcare.

                  SECTION 3.14. Taxes.  (a)  All Tax Returns
                                _____
          required to be filed (taking into account all extensions heretofore granted) on or before the date hereof or the Merger Date by or on behalf of U.S. Healthcare or any of its Subsidiaries have been filed within the time and in the manner prescribed by law, other than those Tax Returns the failure of which to file would not have a Material Adverse Effect on U.S. Healthcare.

                  (b)  As of the time of filing, all such Tax
          Returns correctly reflected in all material respects all facts regarding the income, business, assets, operations, activities and status of U.S. Healthcare and its Subsidiaries and any other information required to be shown therein.

                  (c) All Taxes shown to be due and payable by U.S. Healthcare and any of its Subsidiaries on all such Tax Returns have been timely paid, or withheld and remitted to the appropriate Taxing Authorities.

                  (d) Except as set forth on Schedule 3.14, all applicable statutes of limitations for the assessment of material Taxes against U.S. Healthcare and any of its Subsidiaries have expired. No deficiency payment of any Taxes for any period has been asserted by any Taxing Authority which remains unsettled at the date hereof except for deficiencies which would not have a Material Adverse Effect on U.S. Healthcare.

                  (e) Except for Tax Returns required to be filed with respect to the 1995 taxable year, neither U.S. Healthcare nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return which has not yet been filed.

                  (f)  There are no material Liens upon any
          property or assets of U.S. Healthcare or any of its Subsidiaries for Taxes, except for Tax liens in respect of Taxes not yet due or which are being contested in good faith and by appropriate proceedings (and for the payment of which adequate reserves have been provided) and reflected in the U.S. Healthcare 10-K.

                  (g) Except as set forth on Schedule 3.14, there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to U.S. Healthcare or any of its Subsidiaries in respect of any Taxes.

                  (h)  Neither U.S. Healthcare nor any of its
          Subsidiaries has any contractual obligations under any tax sharing agreement or similar agreement or tax indemnity agreement with any corporation which is not a member of the affiliated group of corporations of which U.S. Healthcare is the common parent.

                  (i)  There are no requests for rulings or
          determinations in respect of any Tax pending between U.S. Healthcare or any of its Subsidiaries and any Taxing Authorities.

                  (j)  Neither U.S. Healthcare nor any of its
          Subsidiaries owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property.

                  (k)  For purposes of this Agreement, "Taxes"
          means all United States Federal, state, local and foreign taxes, levies and other assessments, including, without limitation, all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, unemployment insurance payments, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax, including, without limitation, interest, additions to tax, fines and penalties, imposed by a governmental or public body, agency, official or authority (the "Taxing Authorities"). For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any Taxing Authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

                  SECTION 3.15. ERISA.  (a)  Schedule 3.15 contains
                                _____
          a list identifying each "Employee Benefit Plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by U.S. Healthcare or any Subsidiary of U.S. Healthcare and covers any employee or former employee of U.S. Healthcare or any Subsidiary of U.S. Healthcare or under which U.S. Healthcare or any Subsidiary of U.S. Healthcare has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Aetna together with (A) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "U.S. Healthcare Employee Plans". For purposes of this Section, "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under
          Section 414 of the Code. The only U.S. Healthcare Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above. U.S. Healthcare has provided Aetna with complete age, salary, service and related data as of a recent date for employees and former employees of U.S. Healthcare and any Subsidiary of U.S. Healthcare covered under the Pension Plans.

                  (b) Except as set forth in Schedule 3.15, no U.S. Healthcare Employee Plan (i) constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), (ii) is maintained in connection with any trust described in Section 501(c)(9) of the Code or (iii) is subject to Title IV of ERISA. Neither U.S. Healthcare nor any ERISA Affiliate of U.S. Healthcare has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Merger Date, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of Parent or any of its Affiliates after the Merger Date. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any U.S. Healthcare Employee Plan has or will make U.S. Healthcare or any Subsidiary of U.S. Healthcare, or any officer or director of U.S. Healthcare or any Subsidiary of U.S. Healthcare, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect on U.S. Healthcare.

                  (c)  With respect to each U.S. Healthcare
          Employee Plan which is intended to be qualified under
          Section 401(a) of the Code, U.S. Healthcare has received a favorable determination letter that the plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of U.S. Healthcare, no event has occurred since the date of such determination that would adversely affect such qualification and exception. U.S. Healthcare has furnished to Aetna copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each U.S. Healthcare Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

                  (d) Except as set forth in Schedule 3.15 or in, connection with the transactions contemplated by this Agreement, there is no contract, agreement, plan or arrangement covering any employee or former employee of U.S. Healthcare or any Subsidiary of U.S. Healthcare that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 280G of the Code.

                  (e) U.S. Healthcare has provided Aetna with a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an U.S. Healthcare Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by U.S. Healthcare or any of its Subsidiaries and (iii) covers any employee or former employee of U.S. Healthcare or any of its Subsidiaries. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to Aetna, are referred to collectively herein as the "U.S. Healthcare Benefit Arrangements". Each U.S. Healthcare Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such U.S. Healthcare Benefit Arrangement.

                  (f) Except for the Retiree Health Benefit Plan, neither U.S. Healthcare nor any Subsidiary of U.S. Healthcare has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of U.S. Healthcare or any Subsidiary of U.S. Healthcare, except as required to avoid excise tax under Section 4980B of the Code. No condition exists that would prevent U.S. Healthcare or any Subsidiary of U.S. Healthcare from amending or terminating any U.S. Healthcare Employee Plan or U.S. Healthcare Benefit Arrangement providing health or medical benefits in respect of any active employee of U.S. Healthcare or any Subsidiary other than limitations imposed under the terms of a collective bargaining agreement.

                  (g)  Except as disclosed in writing to Aetna
          prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) by U.S. Healthcare or any of its Subsidiaries relating to, or change in employee participation or coverage under, any U.S. Healthcare Employee Plan or U.S. Healthcare Benefit Arrangement which would increase materially the expense of maintaining such U.S. Healthcare Employee Plan or U.S. Healthcare Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the U.S. Healthcare Balance Sheet Date.

                  (h)  Except as set forth in Schedule 3.15,
          neither U.S. Healthcare nor any Subsidiary of U.S.
          Healthcare is a party to or subject to any union contract or any employment contract or arrangement providing for annual future cash compensation of $250,000 or more with any officer, director or employee.

                  (i)  U.S. Healthcare has provided or made
          available a list of (a) the names, titles, annual salaries and other compensation of all officers of U.S. Healthcare or its Subsidiaries and all other employees of U.S. Healthcare or its Subsidiaries whose annual base salary exceeds $250,000 and (b) the wage rates for non-salaried employees of U.S. Healthcare and its Subsidiaries (by classification). None of the employees referred to in clause (a) and no other key employee of U.S. Healthcare or its Subsidiaries has disclosed to U.S. Healthcare and its Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement, or otherwise for any other reason within one year after the date of this Agreement (other than the Principal Shareholder).

                  (j) U.S. Healthcare and its Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect on U.S. Healthcare. There is no unfair labor practice complaint pending or, to the knowledge of U.S. Healthcare, threatened against U.S. Healthcare or any Subsidiary of U.S. Healthcare before the National Labor Relations Board which would reasonably be expected to have a Material Adverse Effect on U.S. Healthcare; and

                  (k)  None of the assets of U.S. Healthcare
          constitute the assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.

                  SECTION 3.16. Permits; Compliance with Laws.  (a)
                                _____________________________
          U.S. Healthcare and its Subsidiaries hold all governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted (the "U.S. Healthcare Permits") and are in compliance in all respects with the terms of the U.S. Healthcare Permits, except for any noncompliance which, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on U.S. Healthcare or as disclosed in the U.S. Healthcare 10-K. Except as disclosed in the U.S. Healthcare 10-K, neither U.S. Healthcare nor any Subsidiary of U.S. Healthcare is in violation of, or has violated, any applicable provisions of any laws, rules, ordinances or regulations, in any such case, in a manner that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on U.S. Healthcare. U.S. Healthcare has advised Aetna of the facts underlying currently pending formal proceedings with respect to any potentially material violations of any of the foregoing.

                  (b) U.S. Healthcare and its Subsidiaries have complied in all respects with all laws, rules, ordinances and regulations governing all Medicare, Medicaid and any other contracts with any government entity and have filed all returns, cost reports and other filings in the manner prescribed by applicable laws, rules, ordinances or regulations, except for any such non-compliance or failure to make any such filing or filings, which individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect on U.S. Healthcare. All returns, cost reports and other financial filings made by U.S. Healthcare or any of its Subsidiaries to Medicare, Medicaid or any other governmental health or welfare related entity or third party payor were true, correct and complete in all material respects as of their date of filing. Neither U.S. Healthcare nor any of its Subsidiaries has been subject to any written finding of fraudulent procedures or practices arising out of the provision of health care services relating to Medicare, Medicaid or any other government entity with which U.S. Healthcare or any Subsidiary of U.S. Healthcare has a contract to provide health care services or benefits, and except as disclosed in Schedule 3.16, neither U.S. Healthcare nor any of its Subsidiaries is currently subject to any pending or threatened audit relating to such fraudulent procedures or practices.

                  SECTION 3.17. Finders' Fees.  Except for Goldman,
                                _____________
          Sachs & Co. and Merrill Lynch & Co., Inc., copies of whose engagement agreements have been or will be promptly provided to Aetna, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, U.S. Healthcare or any Subsidiary of U.S. Healthcare who might be entitled to any fee or commission from U.S. Healthcare, Aetna or any Subsidiary or Affiliate of either upon consummation of the transactions contemplated by this Agreement.

                  SECTION 3.18. Intellectual Property Rights.  (a)
                                ____________________________
          U.S. Healthcare and its Subsidiaries own or have rights to use, free and clear of all Liens, and have not assigned, hypothecated or otherwise encumbered, the name "U.S. Healthcare" and any of U.S. Healthcare's related trademarks, tradenames, service marks or logos. Except as set forth on Schedule 3.18, U.S. Healthcare has no knowledge of any current pending or threatened infringement or challenge by any Person with respect to the name "U.S. Healthcare" and the U.S. Healthcare logo.

                  (b) Except as set forth on Schedule 3.18, each of U.S. Healthcare and its Subsidiaries owns outright or holds valid and enforceable licenses to all copies of the operating and applications computer software programs and databases material to the conduct by U.S. Healthcare and its Subsidiaries of their respective businesses (other than programs and databases that are generally commercially available) as of the date hereof (collectively, the "U.S. Healthcare Software"). None of the U.S. Healthcare Software used by U.S. Healthcare and its Subsidiaries, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of any other Person and, to the best knowledge of U.S. Healthcare, no claim with respect to any such infringement or violation is pending or threatened, except for any such infringement which, individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect on U.S. Healthcare. Upon consummation of the transactions contemplated by this Agreement, except for U.S. Healthcare Software sold or otherwise disposed of in the ordinary course of business after the date hereof, each of U.S. Healthcare and its Subsidiaries (i) will continue to own all the U.S. Healthcare Software owned by it, free and clear of all claims, Liens, encumbrances, obligations and liabilities and (ii) with respect to all agreements for the lease or license of U.S. Healthcare Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for U.S. Healthcare and its Subsidiaries to continue to use and operate such U.S. Healthcare Software after the consummation of the transactions contemplated by this Agreement, shall have obtained such consents or taken such other actions so required prior to the Merger Date, except for such consents or actions that if not obtained or taken, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on U.S. Healthcare.

                  SECTION 3.19. Takeover Statutes.  The provisions
                                _________________
          of Subchapters G, H, I and J of Chapter 25 of the
          Pennsylvania Law are not applicable to U.S. Healthcare.

                  SECTION 3.20. Fairness Opinion.  U.S. Healthcare
                                ________________
          has received the opinion of Merrill Lynch & Co., Inc. to the effect that, as of the date hereof, the U.S. Healthcare Merger Consideration to be received by the holders of U.S. Healthcare Stock (other than Aetna and its Affiliates) in the U.S. Healthcare Sub Merger is fair to such holders from a financial point of view and the opinion of Goldman, Sachs & Co. that the U.S. Healthcare Merger Consideration to be received by the holders of U.S. Healthcare Stock pursuant to this Agreement is, as of the date of this Agreement, fair to such holders. It is agreed and understood that such opinions are for the sole benefit of the Board of Directors of U.S. Healthcare and may not be relied upon by Parent, Aetna or any third party.

                                       ARTICLE 4

                             REPRESENTATIONS AND WARRANTIES
                                        OF AETNA

                  Aetna represents and warrants to U.S. Healthcare that:

                  SECTION 4.1.  Corporate Existence and Power.
                                _____________________________
          Aetna is duly incorporated and validly existing as an insurance corporation in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Aetna is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Aetna. Aetna has heretofore delivered to U.S. Healthcare true and complete copies of Aetna's certificate of incorporation and bylaws as currently in effect.

                  SECTION 4.2.  Corporate Authorization.  The
                                _______________________
          execution, delivery and, subject to receipt of the approvals referred to in Section 4.3, the performance by Aetna of this Agreement and the consummation by Aetna of the transactions contemplated by this Agreement are within the corporate powers of Aetna and have been duly authorized by all necessary corporate action, except for any required approval by Aetna's shareholders of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Aetna and constitutes a valid and binding agreement of Aetna enforceable against Aetna in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and, in the case of Aetna, the rights of creditors of insurance companies generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  SECTION 4.3.  Governmental Authorization.  The
                                __________________________
          execution, delivery and performance by Aetna of this Agreement and the consummation by Aetna of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of an Aetna Certificate of Merger in accordance with the Connecticut Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the 1934 Act; (d) compliance with any applicable requirements of the 1933 Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; (f) approvals or filings required under laws, rules and regulations governing insurance and insurance companies, health maintenance organizations, health care services plans, third party administrators or other managed health care organizations; (g) the filing with the Secretary of the State and, if required, the Insurance Commissioner of the State of Connecticut of an amendment to Parent's certificate of incorporation to reflect the changes contemplated by Section 7.11 hereof; and (h) filings and notices not required to be made or given until after the Merger Date.

                  SECTION 4.4.  Non-Contravention.  Except as
                                _________________
          disclosed on Schedule 4.4, the execution, delivery and performance by Aetna of this Agreement and the consummation by Aetna of the transactions contemplated by this Agreement do not and will not (a) assuming receipt of the approvals referred to in Section 4.2, contravene or conflict with the certificate of incorporation or bylaws of Aetna, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Aetna or any Subsidiary of Aetna,
          (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Aetna or any Subsidiary of Aetna or to a loss of any benefit to which Aetna or any Subsidiary of Aetna is entitled under any provision of any agreement, contract or other instrument binding upon Aetna or any Subsidiary of Aetna or any license, franchise, permit or other similar authorization held by Aetna or any Subsidiary of Aetna, or (d) result in the creation or imposition of any Lien on any asset of Aetna or any Subsidiary of Aetna, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Aetna.

                  SECTION 4.5.  Capitalization.  As of February 29,
                                ______________
          1996, the authorized capital stock of Aetna consisted of 10,000,000 shares of Class A Voting Preferred Stock without par value ("Aetna Class A Stock"), 15,000,000 shares of Class B Voting Preferred Stock without par value ("Aetna Class B Stock"), 15,000,000 shares of Class C Non-Voting Preferred Stock without par value ("Aetna Class C Stock") and 250,000,000 shares of Aetna common stock without par value ("Aetna Common Stock"). As of February 29, 1996, there were (i) no shares of Aetna Class A Stock outstanding, (ii) no shares of Aetna Class B Stock outstanding, (iii) no shares of Aetna Class C Stock outstanding and (iv) 114,990,477 shares of Aetna Common Stock outstanding. As of February 29, 1996, an aggregate of 15,208,090 shares of Aetna Common Stock were reserved for issuance or issuable under employee benefit or other compensation plans or programs or dividend reinvestment plans of Aetna. All outstanding shares of capital stock of Aetna have been duly authorized and validly issued and are fully paid and nonassessable.

                  SECTION 4.6.  SEC Filings.  (a)  Aetna has
                                ___________
          delivered to U.S. Healthcare (i) Aetna's annual reports on Form 10-K for its fiscal years ended December 31, 1995 (the "AETNA 10-K"), 1994 and 1993, (ii) its proxy or information statements relating to meetings of or actions taken without a meeting by Aetna's shareholders held since January 1, 1993, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1993.

                  (b) As of its filing date, each such report or statement, schedule or registration filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  SECTION 4.7.  Financial Statements.  The audited
                                ____________________
          consolidated financial statements of Aetna included in its annual reports on Form 10-K referred to in Section
          4.6 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Aetna and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. For purposes of this Agreement, "Aetna Balance Sheet" means the consolidated balance sheet of Aetna as of December 31, 1995 set forth in the Aetna 10-K and the "Aetna Balance Sheet Date" means December 31, 1995.

                  SECTION 4.8.  Disclosure Documents.   (a)  Each
                                ____________________
          document required to be filed by Aetna with the SEC in connection with the transactions contemplated by this Agreement (the "Aetna Disclosure Documents"), including, without limitation, the proxy or information statement of Aetna (the "Aetna Proxy Statement"), if any, to be filed with the SEC in connection with this Agreement and the Aetna Sub Merger, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

                  (b) At the time the Aetna Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of Aetna and at the time such shareholders vote on the proposals relating to this Agreement and the Aetna Sub Merger set forth therein, the Aetna Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. At the time of the filing of any Aetna Disclosure Document other than the Aetna Proxy Statement and at the time of any distribution thereof, such Aetna Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.8 will not apply to statements included in or omissions from the Aetna Disclosure Documents based upon information furnished to Aetna in writing by U.S. Healthcare or Parent specifically for use therein.

                  SECTION 4.9.  Information Supplied.  The
                                ____________________
          information supplied or to be supplied by Aetna for inclusion or incorporation by reference in (i) the U.S. Healthcare Proxy Statement or any amendment or supplement thereto will not, at the time the U.S. Healthcare Proxy Statement is first mailed to shareholders of U.S. Healthcare and at the time such shareholders vote on the approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (ii) the Form S-4 or any amendment or supplement thereto will not, at the time the Form S-4 or any amendment or supplement thereto become effective under the 1933 Act and on the Merger Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any U.S. Healthcare Disclosure Document or Parent Disclosure Document (other than the U.S. Healthcare Proxy Statement and the Form S-4) will not, at the time of effectiveness of such U.S. Healthcare Disclosure Document and at the time of any distribution thereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 4.10. Absence of Certain Changes.  Except
                                __________________________
          as disclosed on Schedule 4.10 or as specifically permitted by Section 6.5 and except as disclosed in the Aetna 10-K and except for the proposed sale of Aetna's property-casualty business and transactions related thereto, since the Aetna Balance Sheet Date, Aetna has conducted the Aetna Health Operations in the ordinary course consistent with past practice and there has not been:

                  (a) any event, occurrence or facts which has had or is reasonably expected to have a Material Adverse
             Effect on Aetna;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Aetna (other than payment of Aetna's regular quarterly dividend on Aetna Common Stock in an amount not exceeding $0.69 per share), or any repurchase, redemption or other acquisition by Aetna or any Subsidiary of Aetna of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, Aetna which repurchase, redemption or other acquisition, individually or in the aggregate, is material to Aetna and its Subsidiaries taken as a whole;

                  (c) any amendment of any term of any outstanding security of Aetna;

                  (d) any incurrence, assumption or guarantee by any of Aetna's domestic (U.S.) health care operations ("Aetna Health Operations") of any indebtedness from any third party for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (e)  any creation or assumption by Aetna Health
             Operations of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                  (f) any making of any loan, advance or capital contribution by any Aetna Health Operations to or investment in any Person other than (i) loans, advances or capital contributions to or investments in Subsidiaries of Aetna, (ii) investments in securities consistent with past practice or (iii) other loans, advances, capital contributions or investments in an aggregate amount not exceeding $25,000,000;

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Aetna or any Subsidiary of Aetna which, individually or in the aggregate, is or may reasonably be expected to be material to Aetna and its Subsidiaries, taken as a whole;

                  (h) any transaction or commitment made, or any contract or agreement entered into, by any Aetna Health Operations relating to its assets or business (including, without limitation, the acquisition or disposition of any assets) or any relinquishment by any Aetna Health Operations of any contract, license or other right, which in any such case, individually or in the aggregate, would have a Material Adverse Effect on Aetna, other than transactions, commitments, contracts or agreements contemplated by this Agreement;

                  (i) any change in any method of accounting or accounting principle or practice by Aetna or any Subsidiary of Aetna, except for any such change required by reason of a concurrent change in generally accepted accounting principles or statutory accounting principles;

                  (j) except for such contracts as would not be material to Aetna and its Subsidiaries taken as a whole or material to their operation in any Standard Metropolitan Statistical Area, any entry by any Aetna Health Operations into any contract limiting the right of any Aetna Health Operations at any time on or after the date of this Agreement or U.S. Healthcare or any of its Subsidiaries or Affiliates at or after the Merger Date, to engage in, or to compete with any Person in, any business conducted by U.S. Healthcare, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted by Aetna or any of its Subsidiaries or Affiliates, or by U.S. Healthcare or any of its Subsidiaries or Affiliates after the Merger Date; or

                  (k) any entry by any Aetna Health Operations into any acquisition, joint venture or franchising agreement or arrangement which is material to Aetna and its Subsidiaries taken as a whole; or

                  (m) any entry by any Aetna Health Operations or
             any of its Subsidiaries into any agreement or arrangement with a third party on an exclusive basis to offer or market any of the following services of such third party: group life, disability, managed workers' compensation, long term care, dental, behavioral or pharmacy benefits.

                  SECTION 4.11. No Undisclosed Material
                                _______________________
          Liabilities.  There are no liabilities, commitments or
          ___________
          obligations (whether pursuant to contracts or otherwise) of Aetna or any Subsidiary of Aetna of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, commitment or obligation, including, without limitation, any fines, disciplinary actions or other adverse actions that may be taken or reported concerning the conduct of Aetna or any of its Subsidiaries, other than:

                  (a)  liabilities, commitments or obligations
             disclosed or provided for in the Aetna Balance Sheet or in the Aetna 10-K;

                  (b)  liabilities, commitments or obligations
             incurred in the ordinary course of business since the Aetna Balance Sheet Date;

                  (c)  liabilities, commitments or obligations
             under this Agreement; and

                  (d)  liabilities, commitments or obligations
             which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material
             Adverse Effect on Aetna.

                  SECTION 4.12. Litigation; Investigations.  Except
                                __________________________
          as disclosed or referred to in the Aetna 10-K or on
          Schedule 4.12, there is no action, claim, suit, investigation, proceeding or examination, including, without limitation, any insurance or health related investigations, proceedings or examinations pending against or affecting, or to the knowledge of Aetna threatened against or affecting, Aetna or any Subsidiary of Aetna or any of their respective properties before any court or arbitrator or any governmental body, agency, authority or official which, net of reserves established therefor reflected in the Aetna 10-K and giving effect to reinsurance probable of recovery, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Aetna.

                  SECTION 4.13. Subsidiaries.  (a)  Each Subsidiary
                                ____________
          of Aetna is duly incorporated, validly existing (as an insurance corporation, corporation organized as a health maintenance organization or otherwise) and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation or is duly licensed to do business as an insurer, a health maintenance organization or otherwise and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on Aetna. All material Subsidiaries and their respective jurisdictions of incorporation are identified in the Aetna 10-K.

                  (b) Except as disclosed on Schedule 4.13, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of Aetna, is owned by Aetna, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as disclosed on Schedule 4.13, there are no outstanding (i) securities of Aetna or any Subsidiary of Aetna convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Aetna, and (ii) options or other rights to acquire from Aetna or any Subsidiary of Aetna, and no other obligation of Aetna or any Subsidiary of Aetna to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of Aetna (the items in clauses (i) and (ii) being referred to collectively as the "Aetna Subsidiary Securities"). Except as disclosed in Schedule 4.13, there are no outstanding obligations of Aetna or any Subsidiary of Aetna to repurchase, redeem or otherwise acquire any outstanding Aetna Subsidiary Securities.

                  SECTION 4.14. Taxes.  (a)  All Tax Returns
                                _____
          required to be filed (taking into account all extensions heretofore granted) on or before the date hereof or the Merger Date by or on behalf of Aetna or any of its Subsidiaries have been filed within the time and in the manner prescribed by law, other than those Tax Returns the failure of which to file would not have a Material Adverse Effect on Aetna.

                  (b)  As of the time of filing, all such Tax
          Returns correctly reflected in all material respects all facts regarding the income, business, assets, operations, activities and status of Aetna and its Subsidiaries and any other information required to be shown therein.

                  (c) All Taxes shown to be due and payable by Aetna and any of its Subsidiaries on all such Tax Returns have been timely paid, or withheld and remitted to the appropriate Taxing Authorities.

                  (d) Except as set forth on Schedule 4.14(d), all applicable statutes of limitations for the assessment of material Taxes against Aetna and any of its Subsidiaries have expired. No deficiency payment of any Taxes for any period has been asserted by any Taxing Authority which remains unsettled at the date hereof except for deficiencies which would not have a Material Adverse Effect on Aetna.

                  (e) Except for Tax Returns required to be filed with respect to the 1995 taxable year, neither Aetna nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return which has not yet been filed.

                  (f)  There are no material Liens upon any
          property or assets of Aetna or any of its Subsidiaries for Taxes, except for Tax liens in respect of Taxes not yet due or which are being contested in good faith and by appropriate proceedings (and for the payment of which adequate reserves have been provided) and reflected in the Aetna 10-K.

                  (g) Except as set forth on Schedule 4.14(g), there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to Aetna or any of its Subsidiaries in respect of any Taxes.

                  (h) Except as set forth in Schedule 4.14(h), neither Aetna nor any of its Subsidiaries has any contractual obligations under any tax sharing agreement or similar agreement or tax indemnity agreement with any corporation which is not a member of the affiliated group of corporations of which Aetna is the common parent.

                  (i) Except as set forth on Schedule 4.14(i), there are no requests for rulings or determinations in respect of any Tax pending between Aetna or any of its Subsidiaries and any Taxing Authorities.

                  SECTION 4.15. ERISA.  (a)  Neither Aetna nor any
                                _____
          ERISA Affiliate of Aetna has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Merger Date, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or, except as may be incurred by reason of the transactions contemplated by the Stock Purchase Agreement, partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of Parent or any of its Affiliates after the Merger Date. Nothing done or omitted to be done, and no transaction or holding of any asset under or in connection with any "employee benefit plan" as defined in Section 3(3) of ERISA which
          (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by Aetna or any Subsidiary of Aetna and covers any employees or former employees of Aetna or any Subsidiary of Aetna under which Aetna or any Subsidiary of Aetna has any liability (each an "Aetna Employee Plan") has or will make Aetna or any Subsidiary of Aetna, or any officer or director of Aetna or any Subsidiary of Aetna, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect on Aetna.

                  (b) With respect to each Aetna Employee Plan which is intended to be qualified under Section 401(a) of the Code, Aetna has received a favorable determination letter that the plan is so qualified and that each trust forming a part thereof is exempt from tax pursuant to
          Section 501(a) of the Code. Each Aetna Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

                  (c) Each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Aetna Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Aetna or any of its Subsidiaries and (iii) covers any employee or former employee of Aetna or any of its Subsidiaries (the "Aetna Benefit Arrangements") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Aetna Benefit Arrangement.

                  (d) Aetna and its Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect on Aetna. There is no unfair labor practice complaint pending or, to the knowledge of Aetna, threatened against Aetna or any Subsidiary of Aetna before the National Labor Relations Board which would reasonably be expected to have a Material Adverse Effect on Aetna.

                  (e) None of the assets of Aetna constitute the assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.

                  SECTION 4.16. Permits; Compliance with Laws.  (a)
                                _____________________________
          Aetna and its Subsidiaries hold all governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted (the "Aetna Permits") and are in compliance in all respects with the terms of the Aetna Permits, except for any noncompliance which, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect on Aetna or as disclosed in the Aetna 10-K. Except as disclosed in the Aetna 10-K, neither Aetna nor any Subsidiary of Aetna is in violation of, or has violated, any applicable provisions of any laws, rules, ordinances or regulations, in any such case, in a manner that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Aetna. Aetna has advised U.S. Healthcare of the facts underlying currently pending formal proceedings with respect to any potentially material violations of any of the foregoing.

                  (b) Neither Aetna nor any of its Subsidiaries has been subject to any written finding of fraudulent procedures or practices arising out of the provision of health care services relating to Medicare, Medicaid or any other government entity with which Aetna or any Subsidiary of Aetna has a contract to provide health care services or benefits, and except as disclosed in Schedule 4.16, neither Aetna nor any of its Subsidiaries is currently subject to any pending or threatened audit relating to such fraudulent procedures or practices.

                  SECTION 4.17. Intellectual Property Rights.  (a)
                                ____________________________
          Aetna and its Subsidiaries own or have rights to use, free and clear of all Liens, and have not assigned, hypothecated or otherwise encumbered, the name "Aetna" and any of Aetna's related trademarks, tradenames, service marks or logos. Aetna has no knowledge of any current pending or threatened infringement or challenge by any Person with respect to the name "Aetna" and the Aetna logo.

                  (b) Except as set forth on Schedule 4.17, each of Aetna and its Subsidiaries owns outright or holds valid and enforceable licenses to all copies of the operating and applications computer software programs and databases material to the conduct by Aetna and its Subsidiaries of their respective businesses (other than programs and databases that are generally commercially available) as of the date hereof (collectively, the "Aetna Software"). None of the Aetna Software used by Aetna and its Subsidiaries, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of any other Person and, to the best knowledge of Aetna, no claim with respect to any such infringement or violation is pending or threatened, except for any such infringement which, individually or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect on Aetna.
          Upon consummation of the transactions contemplated by this Agreement, except for Aetna Software sold or otherwise disposed of in the ordinary course of business after the date hereof, each of Aetna and its Subsidiaries
          (i) will continue to own all the Aetna Software owned by it, free and clear of all claims, Liens, encumbrances, obligations and liabilities and (ii) with respect to all agreements for the lease or license of Aetna Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for Aetna and its Subsidiaries to continue to use and operate such Aetna Software after the consummation of the transactions contemplated by this Agreement, shall have obtained such consents or taken such other actions so required prior to the Merger Date, except for such consents or actions that if not obtained or taken, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Aetna.

                  SECTION 4.18. Fairness Opinions.  Aetna has
                                _________________
          received opinions of Wasserstein Perella & Co., Inc. and J.P. Morgan & Co. to the effect that, as of the date hereof, the consideration to be paid to the holders of U.S. Healthcare Stock in the U.S. Healthcare Sub Merger is fair, from a financial point of view, to Aetna. It is agreed and understood that such opinions are for the sole benefit of the Board of Directors of Aetna and may not be relied upon by Parent, U.S. Healthcare or any third party.

                                       ARTICLE 5

                              COVENANTS OF U.S. HEALTHCARE

                  U.S. Healthcare agrees that:

                  SECTION 5.1.  Conduct of U.S. Healthcare.  From
                                __________________________
          the date hereof until the Merger Date, U.S. Healthcare and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Merger Date, except as contemplated by this Agreement, without the prior written consent of Aetna:

                  (a) U.S. Healthcare will not adopt or propose any change in its articles of incorporation or bylaws;

                  (b)  U.S. Healthcare will not, and will not
             permit any Subsidiary of U.S. Healthcare to, (i) merge or consolidate with any other Person (other than a merger of consolidation of a Subsidiary of U.S. Healthcare with a wholly-owned Subsidiary of U.S. Healthcare) or (ii) acquire, whether by means of merger, consolidation or otherwise, any business or assets, other than acquisitions of products or services used in the ordinary course operations of the business of U.S. Healthcare and its Subsidiaries in a manner consistent with past practice and other acquisitions in an aggregate amount not exceeding $75,000,000;

                  (c)  U.S. Healthcare will not, and will not
             permit any Subsidiary of U.S. Healthcare to, sell, lease, license or otherwise dispose of any material assets or property except in the ordinary course of business pursuant to contracts or commitments existing on the date hereof;

                  (d)  U.S. Healthcare will not, and will not
             permit any Subsidiary of U.S. Healthcare to, declare, set aside or pay any dividend (other than the payment of U.S. Healthcare regular quarterly dividend on U.S. Healthcare Common Stock in an amount not exceeding $0.275 per share and on Class B Stock in an amount not exceeding $0.248 per share) or make any other distribution with respect to any shares of U.S. Healthcare' capital stock;

                  (e)  U.S. Healthcare will not, and will not
             permit any Subsidiary of U.S. Healthcare to, create or assume any Lien on any material asset other than in the ordinary course consistent with past practices;

                  (f) except pursuant to contracts or commitments existing on the date hereof and other than the issuance of an aggregate of 150,000 options to acquire U.S. Healthcare Stock and/or shares of restricted stock of U.S. Healthcare to Persons other than the Specified U.S. Healthcare Officers, U.S. Healthcare will not, and will not permit any Subsidiary of U.S. Healthcare to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any U.S. Healthcare Securities, any U.S. Healthcare Subsidiary Securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any U.S. Healthcare Securities or U.S. Healthcare Subsidiary Securities;

                  (g) Except as disclosed on Schedule 5.1(g), (i)
             U.S. Healthcare will not split, combine or reclassify, or take any other similar action with respect to, any capital stock of U.S. Healthcare, and (ii) U.S. Healthcare will not, and will not permit any Subsidiary of U.S. Healthcare to, repurchase, redeem or otherwise acquire an amount of shares of capital stock of, or other ownership interests in, U.S. Healthcare or any Subsidiary of U.S. Healthcare, which repurchase, redemption or other acquisition, individually or in the aggregate, is material to U.S. Healthcare and its Subsidiaries, taken as a whole;

                  (h) Except for borrowings or guarantees in the ordinary course of business consistent with past practice, U.S. Healthcare will not, and will not permit any Subsidiary of U.S. Healthcare to, incur or assume any indebtedness from any third party for borrowed money or guarantee any such indebtedness;

                  (i) Except for (i) loans, advances or capital contributions to or investments in Subsidiaries of U.S. Healthcare, (ii) investments in securities consistent with past practices or (iii) other loans, advances, capital contributions or investments in an aggregate amount not exceeding $25,000,000, U.S. Healthcare will not, and will not permit any Subsidiary of U.S. Healthcare to, make any material loans, advances or capital contributions to, or investments in, any other Person;

                  (j) except for new employment agreements with those Specified U.S. Healthcare Officers listed on
             Schedule 8.2(b) in the form attached hereto as
             Schedule 3.11(j)(A), U.S. Healthcare will not, and will not permit any of its Subsidiaries to: (i) (A) grant any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any Specified U.S. Healthcare Officer or, (B) except in the ordinary course of business consistent in magnitude and character with past practice and with the terms of severance or termination arrangements in effect or pending on the date hereof with respect to individuals with comparable positions or responsibilities, grant any severance or termination pay to, or enter into any employment, termination or severance arrangement with, any other employees; (ii) (A) amend in any material respect any employment, termination or severance arrangement with any Specified U.S. Healthcare Officer or (B) except in the ordinary course, amend in any material respect any employment, termination or severance arrangement with any other directors, officers or employees (it being understood that for purposes of clauses (A) and (B) any increase or acceleration of benefits under any such agreement shall be deemed material); (iii) (x) establish, adopt, enter into, or (y) except (I) the matters described in the parenthetical clause of Section 3.11(c) hereof and
             (II) the acceleration of vesting of U.S. Healthcare Non-Employee Stock Options and restricted stock of U.S. Healthcare issued to Persons who are not employees of U.S. Healthcare, amend or take action to accelerate or enhance any rights or benefits under,
             (A) any plan providing for options, stock, performance awards or other forms of incentive or deferred compensation or (B) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees; (iv) grant, confer or award any options, stock, performance awards or other awards to acquire any shares of its capital stock (other than an aggregate of 150,000 options to acquire U.S. Healthcare Stock and/or shares of restricted stock of U.S. Healthcare pursuant to the terms existing on the date hereof of U.S. Healthcare's plans to Persons other than the Specified U.S. Healthcare Officers; (v) increase the contribution percentages under U.S. Healthcare's defined contribution plans; or (vi) (A) other than an annual adjustment with respect to the 1997 calendar year if the Merger Date occurs after December 31, 1996, which adjustment shall be of a magnitude and character consistent with past practice, increase the compensation or benefits of any Specified U.S. Healthcare Officer or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or (B) except in the ordinary course of business consistent in magnitude and character with past practice and in no event greater than 6% in the aggregate on a per annum basis for all such individuals as a group, increase the compensation or benefits of any other employees or pay any benefit not required by any plan or arrangement as in effect as of the date hereof; provided that Aetna agrees it will
                              ________
             not unreasonably withhold its consent, if requested by U.S. Healthcare, to transactions proposed under this paragraph (j);

                  (k)  U.S. Healthcare will not, and will not
             permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of U.S. Healthcare or any Subsidiary of U.S. Healthcare, or any plan of division or share exchange involving U.S. Healthcare or any of its Subsidiaries;

                  (l)  U.S. Healthcare will not, and will not
             permit any Subsidiary of U.S. Healthcare to, change any method of accounting or any accounting principle or practice used by U.S. Healthcare or any Subsidiary of U.S. Healthcare, except for any such change required by reason of a concurrent change in generally accepted accounting principles or statutory accounting principles;

                  (m) except as previously disclosed to Aetna and except for such contracts as would not be material to U.S. Healthcare and its Subsidiaries taken as a whole or material to their operation in any Standard Metropolitan Statistical Area, U.S. Healthcare will not and will not permit any Subsidiary of U.S. Healthcare to enter into any contract limiting the right of U.S. Healthcare or any of its Subsidiaries at any time on or after the date of this Agreement or Aetna or any of its Subsidiaries or Affiliates at or after the Merger Date, to engage in, or to compete with any Person in, any business, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted by U.S. Healthcare or any of its Subsidiaries or Affiliates, or by Aetna or any of its Subsidiaries or Affiliates after the Merger Date;

                  (n)  subject (in the case of an acquisition) to
             Section 5.1(b), U.S. Healthcare will not and will not permit any of its Subsidiaries to enter into any acquisition, joint venture, national vendor or franchising agreement or arrangement which is material to U.S. Healthcare and its Subsidiaries, taken as a whole;

                  (o) U.S. Healthcare will not, and will not permit
             any of its Subsidiaries to, enter into any agreement or arrangement with a third party on an exclusive basis to offer or market any of the following services of such third party: group life, disability, managed workers' compensation, long term care, dental, behavioral or pharmacy benefits; and

                  (p)  U.S. Healthcare will not, and will not
             permit any Subsidiary of U.S. Healthcare to, agree, commit or adopt any plan or proposal to do any of the foregoing.

                  SECTION 5.2.  Shareholder Meeting; Proxy
                                __________________________
          Material.  (a)  U.S. Healthcare shall cause a meeting of
          ________
          its shareholders (the "U.S. Healthcare Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and, to the extent submitted to U.S. Healthcare's shareholders for approval, the transactions contemplated by this Agreement, and the Board of Directors of U.S. Healthcare shall recommend approval and adoption of this Agreement and the U.S. Healthcare Sub Merger by U.S. Healthcare's shareholders; provided that such meeting need not be
                        ________
          called and held and, prior to the U.S. Healthcare Shareholder Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of an Acquisition Proposal with respect to U.S. Healthcare, the Board of Directors of U.S. Healthcare determines in good faith that it is necessary to so act in order to comply with its fiduciary duties under applicable law after consultation with independent counsel.

                  (b)  In connection with the U.S. Healthcare
          Shareholder Meeting, and subject to the proviso to
          Section 5.2(a), U.S. Healthcare (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the U.S. Healthcare Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the shareholder approvals referred to in Section 5.2(a) and (iii) will otherwise comply with all legal requirements applicable to such meeting.

                  SECTION 5.3.  Access to Information.  To the
                                _____________________
          extent permitted by applicable law, from the date hereof until the Merger Date, U.S. Healthcare will give (or cause to be given) Aetna, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of U.S. Healthcare and its Subsidiaries, will furnish (or cause to be furnished) to Aetna, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the employees, counsel and financial advisors of U.S. Healthcare and its Subsidiaries to cooperate with Aetna in its investigation of the business of U.S. Healthcare and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by U.S. Healthcare to Aetna hereunder.

                  SECTION 5.4.  Other Offers Relating to U.S.
                                ____________________________
          Healthcare.  From the date hereof until the termination
          __________
          of this Agreement, U.S. Healthcare will not, and will cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of U.S. Healthcare or any of its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate or encourage any Acquisition Proposal with respect to U.S. Healthcare or engage in negotiations with, or disclose any nonpublic information relating to U.S. Healthcare or any Subsidiary of U.S. Healthcare or afford access to the properties, books or records of U.S. Healthcare or any Subsidiary of U.S. Healthcare to, any Person that may be considering making, or has made, an Acquisition Proposal with respect to U.S. Healthcare; provided that nothing contained in this
                      ________
          Section 5.4 shall prevent U.S. Healthcare from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Acquisition Proposal with respect to U.S. Healthcare, if and only to the extent that
          (1) the Board of Directors of U.S. Healthcare determines in good faith after consultation with independent counsel that such action is necessary in order to comply with its fiduciary duties under applicable law and (2) prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, U.S. Healthcare receives from such Person an executed confidentiality agreement with terms no less favorable to U.S. Healthcare than those contained in the Confidentiality Agreement dated as of January 16, 1996 between U.S. Healthcare and Aetna (the "Confidentiality Agreement"). U.S. Healthcare will promptly (and in no event later than 24 hours after receipt of the relevant Acquisition Proposal with respect to U.S. Healthcare), notify (which notice shall be provided orally and in writing and shall identify the Person making the relevant Acquisition Proposal with respect to U.S. Healthcare and set forth the material terms thereof) Aetna after receipt of any Acquisition Proposal with respect to U.S. Healthcare or any request for nonpublic information relating to U.S. Healthcare or any Subsidiary of U.S. Healthcare or for access to any properties, books or records of U.S. Healthcare or any Subsidiary of U.S. Healthcare by any Person that may be considering making, or has made, an Acquisition Proposal with respect to U.S. Healthcare and will keep Aetna fully informed of the status and details of any such Acquisition Proposal with respect to U.S. Healthcare. U.S. Healthcare shall give Aetna at least one days' advance notice of any information to be supplied to, and at least three days' advance notice of any agreement to be entered into with, any Person making such Acquisition Proposal with respect to U.S. Healthcare. U.S. Healthcare shall, and shall cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of U.S. Healthcare or any of its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Acquisition Proposal with respect to U.S. Healthcare. For purposes of this Agreement, with respect to any Person, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) a merger or other business combination involving such Person or any Subsidiary of such Person or (ii) the acquisition in any manner of any significant equity interest in, or a substantial portion of the assets of, such Person or any Subsidiary of such Person, in each case other than the transactions contemplated by this Agreement.

                  SECTION 5.5.  Notices of Certain Events.  U.S.
                                _________________________
          Healthcare shall promptly notify Aetna of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any governmental body, agency, official or authority in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations, proceedings or health or insurance related proceedings or market conduct examinations or audits commenced or, to the best of U.S. Healthcare's knowledge threatened against, relating to or involving or otherwise affecting U.S. Healthcare or any Subsidiary of U.S. Healthcare which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or which relate to the consummation of the transactions contemplated by this Agreement.

                  SECTION 5.6.  Fiduciary Matters.  U.S. Healthcare
                                _________________
          shall, and shall direct the appropriate fiduciaries to, exercise all appropriate fiduciary responsibilities with respect to shares of U.S. Healthcare Stock held in any of its U.S. Healthcare Employee Plans.

                                       ARTICLE 6

                                   COVENANTS OF AETNA

                  Aetna agrees that:

                  SECTION 6.1.  Voting of U.S. Healthcare Stock.
                                _______________________________
          Aetna agrees to vote or cause to be voted all shares of U.S. Healthcare Stock owned by it or any of its Subsidiaries in favor of the approval and adoption of this Agreement at the U.S. Healthcare Shareholder Meeting; provided that this Section 6.1 shall not impose
                   ________
          any obligations in respect of shares of U.S. Healthcare Stock (i) held by Aetna or any Subsidiary of Aetna for the account of another Person, (ii) as to which Aetna or any Subsidiary or Affiliate of Aetna is or may be required to act as fiduciary or in a similar capacity or
          (iii) the voting of which pursuant to the provisions of this Section 6.1 would violate any legal duties or obligations of Aetna or any Subsidiary or Affiliate of Aetna.

                  SECTION 6.2.  Shareholder Meeting; Proxy
                                __________________________
          Materials.  (a)  Aetna shall cause a special meeting of
          _________
          its shareholders (the "Aetna Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement, and, to the extent submitted to Aetna's shareholders for approval, the transactions contemplated by this Agreement, and the Board of Directors of Aetna shall recommend approval and adoption of this Agreement by Aetna's shareholders; provided that such special
                                   ________
          meeting need not be called and held and, prior to the Aetna Shareholder Meeting, such recommendation may be withdrawn, modified or amended, to the extent that, as a result of the commencement or receipt of an Aetna Acquisition Proposal, the Board of Directors of Aetna determines in good faith that it is necessary to so act in order to comply with its fiduciary duties under applicable law after consultation with independent counsel.

                  (b) In connection with the Aetna Shareholder Meeting, and subject to the proviso to Section 6.2(a), Aetna (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Aetna Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the shareholder approvals referred to in Section 6.2(a), and (iii) will otherwise comply with all legal requirements applicable to such meeting.

                  SECTION 6.3.  Access to Information.  To the
                                _____________________
          extent permitted by applicable law, from the date hereof until the Merger Date, Aetna will give (or cause to be given) U.S. Healthcare, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Aetna and its Subsidiaries, will furnish (or cause to be furnished) to U.S. Healthcare, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the employees, counsel and financial advisors of Aetna and its Subsidiaries to cooperate with U.S. Healthcare in its investigation of the business of Aetna and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Aetna to U.S. Healthcare hereunder.

                  SECTION 6.4.  Notices of Certain Events.   Aetna
                                _________________________
          shall promptly notify U.S. Healthcare of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any governmental body, agency, official or authority in connection with the transactions contemplated by this Agreement; and

                  (c) any actions, suits, claims, investigations, proceedings or health or insurance related proceedings or market conduct examinations commenced or, to the best of Aetna's knowledge threatened against, relating to or involving or otherwise affecting Aetna or any Subsidiary of Aetna which relate to the consummation of the transactions contemplated by this Agreement.

                  SECTION 6.5.  Certain Corporate Actions.  Prior
                                _________________________
          to the Merger Date, except as contemplated by this Agreement or in Schedule 6.5, unless U.S. Healthcare has consented in writing thereto:

                  (a) Aetna will not adopt or propose any change in its certificate of incorporation or bylaws;

                  (b) (i) Aetna will not, and will not permit any Subsidiary of Aetna to, merge or consolidate with any other Person (other than a merger or consolidation of a Subsidiary of Aetna with a wholly-owned Subsidiary of Aetna) and (ii) Aetna shall cause the Aetna Health Operations not to acquire, whether by means of merger, consolidation or otherwise, any business or assets, other than acquisitions of products or services used in the ordinary course operations of the business of Aetna and its Subsidiaries in a manner consistent with past practice and other acquisitions in an aggregate amount not exceeding $75,000,000;

                  (c)  Aetna will not permit any Aetna Health
             Operations to, sell, lease, license or otherwise dispose of any material assets or property except in the ordinary course of business pursuant to contracts or commitments existing on the date hereof;

                  (d)  Aetna will not, and will not permit any
             Subsidiary of Aetna to, declare, set aside or pay any dividend (other than the payment of a regular quarterly dividend on Aetna Common Stock in an amount not exceeding $0.69 per share), or make any other distribution, with respect to any shares of Aetna's capital stock;

                  (e)  Aetna will not, and will not permit the
             Aetna Health Operations to, create or assume any Lien on any material asset other than in the ordinary course consistent with past practices;

                  (f)  Aetna will not, and will not permit any
             Subsidiary of Aetna to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any capital stock of Aetna or Aetna Subsidiary Securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such securities of Aetna or any Aetna Subsidiary Securities except (i) pursuant to contracts and commitments existing on the date hereof, (ii) the issuance of Aetna Stock pursuant to existing Aetna stock plans or in connection with the exercise of Aetna Stock Options, and (iii) any such securities issued in one or a series of transactions at fair market value which would not require the approval of the shareholders of Aetna under the applicable NYSE rules;

                  (g) except as disclosed in Schedule 6.5(g), (i)
             Aetna will not split, combine or reclassify, or take any other similar action with respect to, any capital stock of Aetna, and (ii) Aetna will not, and will not permit any Subsidiary of Aetna to, repurchase, redeem or otherwise acquire an amount of shares of capital stock of, or other ownership interests in, Aetna or any Aetna Subsidiary Securities which repurchase, redemption or other acquisition, individually or in the aggregate, is material to Aetna and its Subsidiaries taken as a whole;

                  (h) except for borrowings or guarantees in the ordinary course of business consistent with past practice, Aetna will not permit any Aetna Health Operation to incur or assume any indebtedness from any third party for borrowed money or guarantee any such indebtedness;

                  (i) except for (i) loans, advances or capital contributions to or investments in Subsidiaries of Aetna, (ii) investments in securities consistent with past practice or (iii) other loans, advances, capital contributions or investments in an aggregate amount not exceeding $25,000,000, Aetna will not permit any Aetna Health Operation to, make any material loans, advances or capital contributions to, or investments in, any other Person;

                  (j) Aetna will not, and will not permit any of its Subsidiaries to, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Aetna or any Subsidiary of Aetna, or any plan of division or share exchange involving Aetna or any of its Subsidiaries;

                  (k)  Aetna will not, and will not permit any
             Subsidiary of Aetna to, change any method of accounting or any accounting principle or practice used by Aetna or any Subsidiary of Aetna, except for any such change required by reason of a concurrent change in generally accepted accounting principles or statutory accounting principles;

                  (l)  except as previously disclosed to U.S.
             Healthcare and except for such contracts as would not be material to Aetna or the Aetna Health Operation or material to their operation in any Standard Metropolitan Statistical Area, Aetna will not permit any Aetna Health Operation to enter into any contract limiting the right of any Aetna Health Operation at any time on or after the date of this Agreement or U.S. Healthcare or any of its Subsidiaries or Affiliates at or after the Merger Date, to engage in, or to compete with any Person in, any business, including, without limitation, any contract which includes exclusivity provisions restricting the geographical area in which, or the method by which, any such business may be conducted by Aetna or any of its Subsidiaries or Affiliates, or by U.S. Healthcare or any of its Subsidiaries or Affiliates after the Merger Date;

                  (m)  Aetna will not permit any Aetna Health
             Operation to enter into any acquisition, joint venture, national vendor or franchising agreement or arrangement which is material to Aetna and its Subsidiaries, taken as a whole;

                  (n)  subject (in the case of an acquisition) to
             Section 6.5(b), Aetna will not permit any Aetna Health Operation to enter into any agreement or arrangement with a third party on an exclusive basis to offer or market any of the following services of such third party: group life, disability, managed workers' compensation, long term care, dental, behavioral or pharmacy benefits; and

                  (o)  Aetna will not, and will not permit any
             Subsidiary of Aetna to, agree, commit or adopt any plan or proposal to do any of the foregoing.

                  SECTION 6.6.  Other Offers Relating to Aetna.
                                ______________________________
          From the date hereof until the termination hereof, Aetna will not, and will cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of Aetna or any of its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate or encourage any Aetna Acquisition Proposal or engage in negotiations with, or disclose any nonpublic information relating to Aetna or any Subsidiary of Aetna or afford access to the properties, books or records of Aetna or any Subsidiary of Aetna to, any Person that may be considering making, or has made, an Aetna Acquisition Proposal; provided that nothing contained in this Section 6.6 shall prevent Aetna from furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Aetna Acquisition Proposal, with respect to if and only to the extent that (1) the Board of Directors of Aetna determines in good faith after consultation with independent counsel that such action is necessary in order to comply with its fiduciary duties under applicable law and (2) prior to furnishing non-public information to, or entering into discussions or negotiations with, such Person, Aetna receives from such Person an executed confidentiality agreement with terms no less favorable to Aetna than those contained in the Confidentiality Agreement. Aetna will promptly (and in no event later than 24 hours after receipt of the relevant Aetna Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the relevant Aetna Acquisition Proposal and set forth the material terms thereof) U.S. Healthcare after receipt of any Aetna Acquisition Proposal or any request for nonpublic information relating to Aetna or any Subsidiary of Aetna or for access to any properties, books or records of Aetna or any Subsidiary of Aetna by any Person that may be considering making, or has made, an Aetna Acquisition Proposal and will keep U.S. Healthcare fully informed of the status and details of any such Aetna Acquisition Proposal. Aetna shall give U.S. Healthcare at least one days' advance notice of any information to be supplied to, and at least three days' advance notice of any agreement to be entered into with, any Person making such Aetna Acquisition Proposal. Aetna shall, and shall cause its Subsidiaries and the directors, officers, employees, financial advisors and other agents or representatives of Aetna or any of its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted heretofore with respect to any Aetna Acquisition Proposal. For purposes of this Agreement, "Aetna Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) a merger or other business combination involving Aetna or any of the Aetna Health Operations or (ii) the acquisition in any manner of any significant equity interest in, or a substantial portion of the assets of, the Aetna Health Operations, in each case other than the transactions contemplated by this Agreement.

                  SECTION 6.7.  Amendment of the Stock Purchase
                                _______________________________
          Agreement.  Aetna agrees that it will not agree to any
          _________
          amendment, modification or waiver of the Stock Purchase Agreement which would have a Material Adverse Effect on Aetna or which would materially impair or adversely affect in a material respect the ability of Aetna to satisfy its obligations under this Agreement.

                  SECTION 6.8.  Dividends.  It is understood by
                                _________
          U.S. Healthcare that the annual dividend to be paid in respect of Parent Common Stock (the "New Annual Dividend") will be an amount below the dividend currently paid in respect of Aetna Common Stock. Initially after the Merger Date, subject to applicable law, the New Annual Dividend will not be less than $0.80 per share of Parent Common Stock.

                                       ARTICLE 7

                                  COVENANTS OF AETNA,
                               U.S. HEALTHCARE AND PARENT

                  The parties hereto agree that:

                  SECTION 7.1.  Best Efforts.  Subject to the terms
                                ____________
          and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Mergers and the other transactions contemplated by this Agreement.

                  SECTION 7.2.  Cooperation.  Without limiting the
                                ___________
          generality of Section 7.1, Aetna and U.S. Healthcare shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) with respect to the timing of the Aetna Shareholder Meeting and U.S. Healthcare Shareholder Meeting and shall use their reasonable best efforts to hold such meetings on the same day, (ii) in connection with the preparation of U.S. Healthcare Disclosure Documents, the Aetna Disclosure Documents and the Parent Disclosure Documents, (iii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Mergers or the other transactions contemplated by this Agreement, (iv) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the U.S. Healthcare Disclosure Documents, the Aetna Disclosure Documents and the Parent Disclosure Documents, and timely seeking to obtain any such actions, consents, approvals or waivers and (v) in diligently opposing any objections to, appeals from or other similar actions with respect to any such actions, consents, approvals or waivers. Subject to the terms and conditions of this Agreement, Parent, Aetna and U.S. Healthcare will each use its reasonable best efforts to have the Form S-4 declared effective under the 1933 Act as promptly as practicable after the Form S-4 is filed.

                  SECTION 7.3.  Public Announcements.  Aetna and
                                ____________________
          U.S. Healthcare will (i) mutually agree on the text of any press release and (ii) consult with each other before making any other public statement with respect to this Agreement and the transactions contemplated by this Agreement, except, in each such case, as may be required by applicable law or any listing or similar agreement with any national securities exchange or the National Association of Securities Dealers Automated Quotation System.

                  SECTION 7.4.  Further Assurances.  At and after
                                __________________
          the Merger Date, the directors and officers of each of the surviving corporations in the Mergers will be authorized to execute and deliver, in the name and on behalf of (x) U.S. Healthcare or U.S. Healthcare Sub, and
          (y) Aetna or Aetna Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of (x) U.S. Healthcare or U.S. Healthcare Sub, and (y) Aetna or Aetna Sub, any other actions and things to vest, perfect or confirm of record or otherwise in such surviving corporation any and all right, title and interest in, to and under any of the rights, properties or assets of U.S. Healthcare or Aetna, as applicable, acquired or to be acquired by such surviving corporation as a result of, or in connection with, the Mergers.

                  SECTION 7.5.  Rule 145 Affiliates.  At least 40
                                ___________________
          days prior to the Merger Date, each of U.S. Healthcare and Aetna (each of which is referred to for purposes of this Section 7.5 as a "Subject Company") shall cause to be delivered to Parent a letter identifying all Persons who are at the time of the Subject Company's Shareholder Meeting described in Section 5.2 or 6.2, as applicable, deemed to be "affiliates" of the Subject Company for purposes of Rule 145 under the 1933 Act (the "1933 Act Affiliates"). Each Subject Company shall use its best efforts to cause each person who is identified as a 1933 Act Affiliate to deliver to Parent at least 30 days prior to the Merger Date an agreement substantially in the form of Exhibit B-1 or B-2, as applicable, to this Agreement.

                  SECTION 7.6.  Director and Officer Liability.
                                ______________________________
          (a) From and after the Merger Date, Parent shall, and shall cause the U.S. Healthcare Surviving Corporation to, indemnify, defend and hold harmless any person who is on the date hereof, or has been at any time prior to the date hereof, or who becomes prior to the Merger Date, an officer, director, or employee or agent, and the Principal Shareholder (the "Indemnified Party") of U.S. Healthcare or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent or the Principal Shareholder of U.S. Healthcare or any of its Subsidiaries at any time prior to the Merger Date or is or was serving at the request of U.S. Healthcare or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the Merger Date, or (ii) this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby, or (iii) Claims relating to the facts specified in the consolidated lawsuit captioned J.H. Realty et. al. v.
                                         _____________________
          U.S. Healthcare (C.A. 95-CV-4176 and 95-CV-7180 (E.D.
          _______________
          Pa.)) in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Merger Date, regardless of whether such Claim is asserted or claimed prior to, at or after the Merger Date (the matters described in clauses
          (i), (ii) and (iii) the "Pre-Merger Matters"), to the fullest extent indemnified under U.S. Healthcare's articles of incorporation, bylaws in effect as of the date hereof or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit; provided that, for purposes of the
                          ________
          foregoing, the Principal Shareholder, in his capacity as such, shall be deemed to be a beneficiary of such indemnification provisions; and, provided further that
                                           ________ _______
          such indemnification shall be subject to any limitation imposed from time to time under applicable laws.

                  (b) Parent and the U.S. Healthcare Surviving Corporation agree that all rights to indemnification and all limitations or exculpation of liabilities existing in favor of the Indemnified Party as provided in U.S. Healthcare's articles of incorporation and bylaws as in effect as of the date hereof shall continue in full force and effect with respect to Pre-Merger Matters, without any amendment thereto, for a period of six years from the Merger Date to the extent such rights are consistent with Pennsylvania Law; provided that, in the event any Claim
                            ________ ____
          or Claims with respect to any such Pre-Merger Matters are asserted or made within such six year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided further, that any determination required
                  ________ _______
          to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Pennsylvania Law, U.S. Healthcare's articles of incorporation or bylaws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to Parent; and provided further, that nothing
                                    ________ _______
          in this Section 7.6 shall impair any rights or obligations of any present or former directors or officers of U.S. Healthcare.

                  (c) In the event Parent or the U.S. Healthcare Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or
          (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 7.6, proper provision shall be made so that the successors and assigns of Parent and U.S. Healthcare assume the obligations set forth in this
          Section 7.6 and none of the actions described in clause
          (i) or (ii) shall be taken until such provision is made.

                  (d)  Parent or the U.S. Healthcare Surviving
          Corporation shall maintain U.S. Healthcare's officers' and directors' liability insurance policy as of the Merger Date ("D&O Insurance") with respect to Pre-Merger Matters for a period of not less than six years after the Merger Date, provided, that Parent or the U.S. Healthcare
                       ________
          Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided, further, if the existing D&O
                    ________  _______
          Insurance with respect to Pre-Merger Matters expires or is canceled during such period, Parent or the U.S. Healthcare Surviving Corporation will use their best efforts to obtain substantially similar D&O Insurance; and provided further that in satisfying its obligations
              ________ _______
          under this Section, Parent shall not be obligated to pay premiums in excess of 150% of the premium for D&O Insurance paid by U.S. Healthcare as of the date hereof, which amount has previously been disclosed to Aetna.

                  (e) The terms of Section 7.6(a) - 7.6(d) shall also apply, mutatis mutandis, to Aetna, and Parent shall
                      _______ ________
          have obligations with respect to Aetna corresponding to those of Parent with respect to U.S. Healthcare set forth in Section 7.6.

                  (f)  Notwithstanding anything to the contrary in
          Section 7.6(a), the obligations of Parent to indemnify the Principal Shareholder set forth in Section 7.6(a) in his capacity as such and not as a director or officer shall (i) take effect as of the date hereof, (ii) prior to the Merger Date, be the obligations of Aetna and (iii) be limited to Claims based on, or arising out of, this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby involving the Principal Shareholder in his capacity as such. Expenses that are subject to indemnification under this Section
          7.6 shall be advanced by Parent or Aetna, as applicable, and indemnification shall be paid in accordance with the procedures set forth in U.S. Healthcare's bylaws in effect as of the date hereof as the same have been modified pursuant to Section 7.6(b).

                  SECTION 7.7.  Subsidiary Agreements.  Parent
                                _____________________
          shall cause the U.S. Healthcare Surviving Corporation to perform its obligations under the agreements described in
          Schedule 7.7 (the "Scheduled Contracts") and the employment agreements with the Specified U.S. Healthcare Officers. In addition, Parent shall not permit the U.S. Healthcare Surviving Corporation to terminate the Scheduled Contracts until 2004 absent a breach by any other party thereto.

                  SECTION 7.8.  Plans Following the Closing.
                                ___________________________
          Through December 31, 1998, Parent will maintain employee plans and benefit arrangements for the benefit of U.S. Healthcare employees that are reasonably comparable in the aggregate to the U.S. Healthcare Employee Plans and U.S. Healthcare Benefit Arrangements. Any changes shall be deemed reasonably comparable in the aggregate unless unanimously rejected by the two Co-Presidents of U.S. Healthcare in their reasonable good faith discretion.

                  SECTION 7.9.  Voting of Shares.  Aetna and U.S.
                                ________________
          Healthcare shall cause Parent to vote, whether by means of written consent or otherwise, all shares of capital stock of U.S. Healthcare Sub and Aetna Sub owned by Parent or any of its Subsidiaries in favor of the approval and adoption of this Agreement.

                  SECTION 7.10. Form S-4.  Subject to Sections 5.2
                                ________
          and 6.2, Aetna and U.S. Healthcare shall cause Parent to promptly prepare and file with the SEC a registration statement on Form S-4 with respect to the Parent Common Stock and Parent Preferred Stock issuable in connection with the Mergers (the "Form S-4") and to take any action required to be taken under applicable Blue Sky law in connection with such issuance of Parent Common Stock and Parent Preferred Stock.

                  SECTION 7.11. Certain Corporate Matters with
                                ______________________________
          Respect to Parent.  (a) Aetna and U.S. Healthcare shall
          _________________
          cause Parent to take all necessary corporate action to amend the certificate of incorporation and bylaws of Parent prior to the Merger Date (x) to be in substantially the form of the certificate of incorporation and bylaws of Aetna in effect on the date hereof (modified (i) as may be appropriate to effect the transactions contemplated by this Agreement, (ii) as may be appropriate to reflect the fact that Parent is not an "insurance corporation", (iii) to change the par value of the Parent Common Stock from $1.00 to $.01, (iv) to change the name of Parent to Aetna, Inc., (v) to increase the authorized capital stock of the Parent and (vi) as may be agreed by U.S. Healthcare and Aetna), and (y) to fix the designation, rights and preferences of the Parent Preferred Stock substantially in the form of Exhibit A hereto.

                  (b) From and after the Merger Date, until
          successors are duly elected or appointed and qualified in accordance with applicable law, the Board of Directors of Parent shall consist of the Board of Directors of Aetna immediately prior to the Merger Date, and, no later than sixty days following the Merger Date, the Board of Directors of Parent shall be expanded to include Leonard Abramson (the "Principal Shareholder"), and two other Persons designated by U.S. Healthcare (the Principal Shareholder and such Persons, the "U.S. Healthcare Designees"), provided that such other Persons may elect
                       ________
          to become members of the Board of Directors of Parent at any time during such sixty day period. The U.S. Healthcare Designees shall be nominated by the Parent Board of Directors for election to the Parent Board of Directors for a period of no less than two consecutive years immediately following the Merger Date. The Parent Board of Directors shall appoint the Principal Shareholder to any committee of the Parent Board of Directors that is constituted for the purpose of identifying and recommending a candidate to become Chief Executive Officer of Parent at such time as the current Chief Executive Officer of Parent retires.

                  (c) From and after the Merger Date, all of the lines of business and operations of U.S. Healthcare (including but not limited to all HMO, POS, indemnity health insurance and other lines of business and operations) and all of the domestic (U.S.) lines of business and operations of Aetna Health Plans (including but not limited to all Health, Specialty Health and Group Insurance lines of business and operations) (hereinafter referred to collectively as "The Consolidated Health Operations") shall report to the two Co-Presidents of U.S. Healthcare as of the date hereof, who will then assume the positions of Co- Presidents of the Consolidated Health Operations (hereinafter referred to as the "Co-Presidents"). The Co-Presidents shall have their principal offices in Blue Bell, PA or such other location as they shall determine, and shall report directly and exclusively to the Chief Executive Officer of Aetna. Reporting directly and exclusively to the Co-Presidents shall be the individuals who serve as the Chief Financial Officer, Chief Medical Officer, Senior Sales Officer and Chief Legal Officer of U.S. Healthcare as of the date hereof, who will each assume similar positions and responsibilities for the Consolidated Health Operations as of the Merger Date except as may otherwise be mutually agreed between the Co-Presidents and any of the specific officers. The Co-Presidents will also select and appoint those other senior officers who will be reporting directly to the Co-Presidents and responsible for other areas of responsibility for the Consolidated Health Operations (including but not limited to Group Insurance, Information Technology, Operations, Sales, National Accounts, Behavioral Health, Dental, Pharmacy, Health Education, and Human Resources), provided, however, that such appointments shall be made only in consultation with and with the approval of the Chief Executive Officer of Aetna. The Co-Presidents will also serve as Co-Chairs of a transition group consisting of U.S. Healthcare and Aetna executives who will plan for and oversee the integration activities of the Consolidated Health Operations to occur on and after the Merger Date. For a period of twenty-four (24) months from the Merger Date, no person employed by U.S. Healthcare as of the date hereof will be discharged with or without cause or have his or her compensation reduced or his or her principal office location changed absent the prior consent and approval of the Co-Presidents. Any change or termination in the use of the U.S. Healthcare name or apple logo with respect to U.S. Healthcare products marketed as of the date hereof shall be as mutually agreed by the Chairman of Aetna and the Co-Presidents. The provisions of this paragraph shall be subject to the terms of any employment agreements entered into by U.S. Healthcare with any of its employees as of the date hereof or with the Specified U.S. Healthcare Officers as contemplated by this Agreement.

                  (d) Each of U.S. Healthcare and Aetna shall cause Parent to take all necessary corporate action for the establishment of the Parent stock option plan contemplated by Sections 1.7 and 1.8 hereof and agrees to vote the shares of capital stock of Parent owned by it in favor of the adoption of such plan as required under the laws of the State of Connecticut.

                  (e) From the date hereof until the Merger Date, Aetna and U.S. Healthcare shall cause Parent (x) not to take any action inconsistent with the provisions of this Agreement and (y) not to conduct business or activity other than in connection with this Agreement.

                  SECTION 7.12. Governmental Authorization.  Aetna
                                __________________________
          and U.S. Healthcare shall cause Parent to take all actions by or in respect of, or filing with, any governmental body, agency, official or authority required for the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement, including
          (a) compliance with any applicable requirements of the HSR Act; (b) compliance with any applicable requirements of the 1934 Act; (c) compliance with any applicable requirements of the 1933 Act; (d) compliance with any applicable foreign or state securities or Blue Sky laws;
          (e) approvals or filings required under laws, rules and regulations governing insurance and insurance companies, health maintenance organizations, health care services plans, third party administrators or other managed health care organizations; and (f) the filing with the Secretary of the State and, if required, the Insurance Commissioner of the State of Connecticut of an amendment to the Parent's certificate of incorporation to reflect the matters contemplated by Section 7.11.

                  SECTION 7.13. Disclosure Documents.   Aetna and
                                ____________________
          U.S. Healthcare shall cause each document required to be filed by Parent with the SEC in connection with the transactions contemplated by this Agreement (the "Parent Disclosure Documents"), including, without limitation, the Form S-4, if any, to be filed with the SEC in connection with the Mergers, and any amendments or supplements thereto, to, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

                  SECTION 7.14. Listing of Stock.    Each of Aetna
                                ________________
          and U.S. Healthcare shall, subject to the terms of this Agreement, use its reasonable best efforts to make application to the NYSE or such other stock exchanges as shall be agreed for the listing of the Parent Common Stock and Parent Preferred Stock and to list such stock on the NYSE or such other exchanges.

                                       ARTICLE 8

                               CONDITIONS TO THE MERGERS

                  SECTION 8.1.  Conditions to the Obligations of
                                ________________________________
          Each Party.  The obligations of U.S. Healthcare to
          __________
          consummate the U.S. Healthcare Sub Merger and of Aetna to consummate the Aetna Sub Merger are subject to the satisfaction (or waiver by the party for whose benefit such conditions exist) of the following conditions:

                  (a)  this Agreement and the transactions
             contemplated by this Agreement shall have been approved and adopted by the shareholders of U.S. Healthcare in accordance with the laws of the Commonwealth of Pennsylvania;

                  (b) this Agreement and the transactions
             contemplated by this Agreement shall have been approved and adopted by the shareholders of Aetna in accordance with the laws of the State of Connecticut;

                  (c) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired;

                  (d)  no provision of any applicable law or
             regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall prohibit the consummation of either of the Mergers;

                  (e)  the Form S-4 shall have been declared
             effective under the 1933 Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

                  (f) (i)  U.S. Healthcare shall have received an
             opinion of Skadden, Arps, Slate, Meagher & Flom in form and substance reasonably satisfactory to U.S. Healthcare, and (ii) Aetna shall have received an opinion of Davis Polk & Wardwell in form and substance satisfactory to Aetna, in each case on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Merger Date, to the effect that neither it nor any of its shareholders shall recognize gain or loss for U.S. Federal income tax purposes as a result of the Merger to which it is a party (other than in respect of (x) the Cash Consideration or (y) any cash paid in lieu of fractional shares). In rendering the opinions described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Parent, U.S. Healthcare, Aetna and their respective Subsidiaries;

                  (g) the shares of Parent Common Stock and Parent Preferred Stock issuable in the Mergers shall have been approved for listing on the NYSE upon official notice of issuance or such other stock exchanges as shall be agreed;

                  (h) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the U.S. Healthcare Sub Merger and the Aetna Sub Merger including, without limitation, any approvals or filings required under federal or state laws, rules and regulations governing insurance and insurance companies, health maintenance organizations, health care services plans, third party administrators or other managed health care organizations, or any actions or filings pursuant to the New Jersey Industrial Site Recovery Act shall have been made or obtained; and

                  (i) the transaction contemplated by the Stock Purchase Agreement dated as of November 28, 1995 between The Travelers Insurance Group Inc. and Aetna (the "Stock Purchase Agreement") relating to the purchase and sale of 100% of the Common Stock of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company shall have been consummated.

                  SECTION 8.2.  Conditions to the Obligations of
                                ________________________________
          Aetna.  The obligations of Aetna to consummate the Aetna
          _____
          Sub Merger are subject to the satisfaction (or waiver by Aetna) of the following further conditions:

                  (a) (i) U.S. Healthcare shall have performed in
             all material respects all of its obligations hereunder required to be performed by it at or prior to the Merger Date, (ii) the representations and warranties of U.S. Healthcare contained in this Agreement shall be true at and as of the Merger Date, as if made at and as of the Merger Date (without giving effect to any materiality or Material Adverse Effect qualifications or materiality exceptions contained therein); provided that the condition set forth in
                       ________
             clause (ii) shall be deemed satisfied if any inaccuracies in any such representations and warranties at and as of the Merger Date (without giving effect to any materiality or Material Adverse Effect qualifications or materiality exceptions contained therein) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on U.S. Healthcare; and Aetna shall have received a certificate signed by an executive officer of U.S. Healthcare to the effect set forth in clauses (i) and (ii) (after giving effect to the proviso therein); and

                  (b)  At least twelve of the Persons listed on
             Schedule 8.2(b) shall have entered into employment agreements with U.S. Healthcare substantially in the form of Schedule 3.11(j)(A) hereto.

                  SECTION 8.3.  Conditions to the Obligations of
                                ________________________________
          U.S. Healthcare.  The obligations of U.S. Healthcare to
          _______________
          consummate the U.S. Healthcare Sub Merger are subject to the satisfaction (or waiver by U.S. Healthcare) of the following further conditions:

                  (a)  (i)  Aetna shall have performed in all
             material respects all of its obligations hereunder required to be performed by it at or prior to the Merger Date, (ii) the representations and warranties of Aetna contained in this Agreement shall be true at and as of the Merger Date, as if made at and as of the Merger Date (without giving effect to any materiality or Material Adverse Effect qualifications or materiality exceptions contained therein); provided
                                                        ________
             that the condition set forth in clause (ii) shall be deemed satisfied if any inaccuracies in any such representations and warranties at and as of the Merger Date (without giving effect to any materiality or Material Adverse Effect qualifications or materiality exceptions contained therein) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Aetna; and U.S. Healthcare shall have received a certificate signed by an executive officer of Aetna to the effect set forth in clauses (i) and (ii) hereof (after giving effect to the proviso therein); and

                  (b) the average of the closing prices per share of the Aetna Common Stock on the NYSE Composite Tape for the 20 consecutive trading days immediately prior to the proposed Merger Date (the "Average Closing Stock Price") is not less than $60.90, provided that
                                                    ________
             this condition shall be deemed to be satisfied notwithstanding the fact that the Average Closing Stock Price is less than $60.90 if Aetna, in its sole discretion, agrees to increase that portion of the Merger Consideration payable in respect of each share of U.S. Healthcare Stock by an amount in cash equal to
             (A) the difference between (I) a fraction, the numerator of which is $60.90 and the denominator of which is the Average Closing Stock Price and (II) 1, and multiplying such difference by (B) the product of
             (y) 0.2995 and (z) the Average Closing Stock Price.

                                       ARTICLE 9

                                      TERMINATION

                  SECTION 9.1.  Termination.  This Agreement may be
                                ___________
          terminated and the Mergers may be abandoned at any time prior to the Merger Date (notwithstanding any approval of this Agreement by the shareholders of U.S. Healthcare or Aetna):

                  (a) by mutual written consent of U.S. Healthcare and Aetna;

                  (b) by either U.S. Healthcare or Aetna, if the Merger has not been consummated by the date twelve months following the date of this Agreement;

                  (c) by either U.S. Healthcare or Aetna, if there shall be any law or regulation that makes consummation of either of the Mergers illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Aetna or U.S. Healthcare from consummating their respective Mergers is entered and such judgment, injunction, order or decree shall become final and nonappealable;

                  (d) by Aetna, in the event of any breach by the Principal Shareholder of any obligations under the Voting Agreement dated as of the date hereof (the "Voting Agreement") among the Principal Shareholder, Aetna Life Insurance and Annuity Company and Aetna Life Insurance Company;

                  (e) (i) by U.S. Healthcare, if the approvals of the shareholders of Aetna contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or any adjournment thereof or
             (ii) by Aetna, if the approvals of the shareholders of U.S. Healthcare contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or any adjournment thereof;

                  (f) by Aetna, if, (i) the Board of Directors of U.S. Healthcare determines not to call or hold the U.S. Healthcare Shareholder Meeting or (ii) prior to the U.S. Healthcare Shareholder Meeting, the Board of Directors of U.S. Healthcare shall have withdrawn, modified or changed in a manner adverse to Aetna its approval or recommendation of this Agreement or the U.S. Healthcare Sub Merger;

                  (g) by U.S. Healthcare, if, (i) the Board of Directors of Aetna determines not to call or hold the Aetna Shareholder Meeting or (ii) prior to the Aetna Shareholder Meeting, the Board of Directors of Aetna shall have withdrawn, modified or changed in a manner adverse to U.S. Healthcare its approval or recommendation of this Agreement or the Aetna Sub Merger;

                  (h)  by Aetna, upon a breach of any
             representation, warranty, covenant or agreement of U.S. Healthcare, or if any representation or warranty of U.S. Healthcare shall become untrue, in either case such that the conditions set forth in Section 8.2(a) would be incapable of being satisfied by the first anniversary of the date hereof (or as otherwise extended);

                  (i) by U.S. Healthcare, upon a breach of any representation, warranty, covenant or agreement of Aetna, or if any representation or warranty of Aetna shall become untrue, in either case such that the conditions set forth in Section 8.3(a) would be incapable of being satisfied by the first anniversary of the date hereof (or as otherwise extended);

                  (j) by U.S. Healthcare, upon payment to Aetna of the amounts referred to in Section 10.4(b), if prior to the U.S. Healthcare Shareholder Meeting, the Board of Directors of U.S. Healthcare shall have withdrawn or modified in a manner adverse to Aetna its approval or recommendation of this Agreement or the U.S. Healthcare Sub Merger in order to permit U.S. Healthcare to execute a definitive agreement in connection with an Acquisition Proposal with respect to U.S. Healthcare which the Board of Directors of U.S. Healthcare determines in good faith (based on the presentation of an investment banking firm of national reputation) to be more favorable to U.S. Healthcare's shareholders than the U.S. Healthcare Sub Merger; and

                  (k)  by U.S. Healthcare, if the Stock Purchase
             Agreement is terminated in accordance with its terms.

             The party desiring to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.1.

                  SECTION 9.2.  Effect of Termination.  If this
                                _____________________
          Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that
          (a) the agreements contained in this Section 9.2 and in
          Section 10.4 shall survive the termination hereof and
          (b) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

                                       ARTICLE 10

                                     MISCELLANEOUS

                  SECTION 10.1.  Notices.  Except as provided in
                                 _______
          Section 5.4, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                       if to Aetna, to:
                                   Aetna Life and Casualty Company
                                   151 Farmington Avenue
                                   Hartford, CT 06156-7505
                                   Fax: 860-549-6755
                                   Attention:  Richard L. Huber
                                               Vice Chairman

                            with a copy to:

                                   Davis Polk & Wardwell
                                   450 Lexington Avenue
                                   New York, New York  10017
                                   Fax: (212) 450-4800
                                   Attention:  Lewis B. Kaden

                       if to U.S. Healthcare, to:

                                   U.S. Healthcare, Inc.
                                   780 Jolly Road
                                   P.O. Box 1109
                                   Blue Bell, PA 19422
                                   Fax:  215-283-6401
                                   Attention:  David Simon

                            with a copy to:

                                   Skadden, Arps, Slate, Meagher & Flom
                                   919 Third Avenue
                                   New York, New York  10022
                                   Fax: (212) 735-2000
                                   Attention:  Stephen M. Banker

                       if to Parent, to:

                                   each of the addresses set forth above

          or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

                  SECTION 10.2.  Entire Agreement; Survival of
                                 _____________________________
          Representations and Warranties.  (a)  This Agreement
          ______________________________
          (including the Exhibits hereto), the other agreements referred to in this Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement, the Confidentiality Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any Person other than the parties hereto or thereto any rights or remedies (except that Sections 7.6 and 7.7 are intended to confer rights and remedies on the Persons specified therein, Sections 7.8 and 7.11(c) are intended to confer rights and remedies on the Co-Presidents and
          Section 7.11(b) is intended to confer rights and remedies on the Principal Shareholder).

                  (b) The representations and warranties contained herein shall not survive the Merger Date.

                  SECTION 10.3.  Amendments; No Waivers.  (a)  Any
                                 ______________________
          provision of this Agreement may be amended or waived prior to the Merger Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by U.S. Healthcare, Aetna and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the
                                     ________
          adoption of this Agreement by the shareholders of (i) U.S. Healthcare, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (A) the amount or kind of consideration to be received in exchange for any shares of capital stock of U.S. Healthcare, or (B) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of U.S. Healthcare and (ii) Aetna, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (A) the amount or kind of consideration to be received in exchange for any shares of capital stock of Aetna or (B) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Aetna.

                  (b)  No failure or delay by any party in
          exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.4.  Expenses.  (a)  Except as
                                 ________
          otherwise specified in this Section 10.4 or agreed in
          writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

                  (b)  U.S. Healthcare agrees that if this
          Agreement shall be terminated pursuant to Section 9.1(e)(ii), (f), or (j), it will pay Aetna an amount equal to $100,000,000 plus all out-of-pocket expenses,
                                ____
          not to exceed $25,000,000, incurred by Aetna in connection with this Agreement, the Mergers and all related transactions by wire transfer of immediately available funds promptly, but in no event later than two business days, after such termination; provided that no
                                                 ________
          payment will be required pursuant to this Section 10.4(b) if this Agreement is terminated pursuant to Section 9.1(e)(ii) unless, after the date hereof, U.S. Healthcare shall have received, or there shall have been commenced, an Acquisition Proposal with respect to U.S. Healthcare.

                  (c)  U.S. Healthcare agrees that if this
          Agreement shall be terminated pursuant to Section 9.1(e)(ii) and no payment is required by it pursuant to
          Section 10.4(b), it will reimburse Aetna for all out-of-pocket expenses (not to exceed $25,000,000) incurred by Aetna in connection with this Agreement, the Merger and all related transactions. Such payment shall be made by wire transfer of immediately available funds promptly, but in no event later than two business days, after such termination.

                  (d) Aetna agrees that if this Agreement shall be terminated (i) pursuant to Section 9.1(e)(i), (g) or (k), or (ii) pursuant to Section 9.1(b) and (A) the condition set forth in Section 8.1(i) has not been satisfied or waived by Aetna and (B) all other conditions set forth in
          Section 8.1 and 8.2 have theretofore been, or are then capable of being satisfied, it will pay U.S. Healthcare an amount equal to $100,000,000 plus all out-of-pocket
                                          ____
          expenses, not to exceed $25,000,000, incurred by U.S. Healthcare in connection with this Agreement, the Mergers and all related transactions by wire transfer of immediately available funds promptly, but in no event later than two business days, after such termination; provided that no payment will be required pursuant to
          ________
          this Section 10.4(d) if this Agreement is terminated pursuant to Section 9.1(e)(i) unless, after the date hereof, Aetna shall have received, or there shall have been commenced, an Aetna Acquisition Proposal.

                  (e) Aetna agrees that if this Agreement shall be terminated pursuant to Section 9.1(e)(i) and no payment is required by it pursuant to Section 10.4(d), it will reimburse U.S. Healthcare for all out-of-pocket expenses (not to exceed $25,000,000) incurred by U.S. Healthcare in connection with this Agreement, the Mergers and all related transactions. Such payment shall be made by wire transfer of immediately available funds promptly, but in no event later than two business days, after receipt by Aetna of a written notice given by U.S. Healthcare setting forth the amount of such expenses.

                  SECTION 10.5.  Successors and Assigns.  The
                                 ______________________
          provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party
                                             ________
          may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided further
                                               ________ _______
          that Aetna may assign its rights, but not its obligations, under this Agreement to a wholly-owned subsidiary of Aetna.

                  SECTION 10.6.  Governing Law.  This Agreement
                                 _____________
          shall be construed in accordance with and governed by the
          law of the State of New York (without regard to principles of conflict of laws).

                  SECTION 10.7.  Jurisdiction.  Any suit, action or
                                 ____________
          proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in the United States District Court for the Southern District of New York or any state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 10.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  SECTION 10.8.  Counterparts; Effectiveness.  This
                                 ___________________________
          Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            AETNA LIFE AND CASUALTY COMPANY

                            By /s/ Ronald Compton
                            _____________________
                              Name:  Ronald Compton
                              Title: Chairman and Chief Executive Officer

                            U.S. HEALTHCARE, INC.

                            By /s/ Joseph T. Sebastianelli
                            ______________________________
                              Name:  Joseph T. Sebastianelli
                              Title: Co-President

                            BUTTERFLY, INC.

                            By /s/ Richard Huber
                            ____________________
                              Name:  Richard Huber
                              Title: Vice President

                            ANTELOPE SUB, INC.

                            By /s/ Richard Huber
                            ____________________
                              Name:  Richard Huber
                              Title: Vice President

                            NEW MERGER CORPORATION

                            By /s/ James Dickerson
                            ______________________
                              Name:  James Dickerson
                              Title: President



                                                          EXHIBIT A

                                   FORM OF

                   Designations, Rights and Preferences of
                   6.25% Class C Non-Voting Preferred Stock

                    The terms, limitations and relating rights and preferences of shares of the Corporation's Class C Non-Voting Preferred Stock without par value to be designated as 6.25% PACS, Class C Non-Voting Preferred Stock are hereby fixed as follows:

                    SECTION 1.     DESIGNATION AND AMOUNT.

                    The designation of the series of Class C Non-Voting Preferred Stock created by this Article ___ shall be "6.25% PACS, Class C Non-Voting Preferred Stock" (the "PACS"). The authorized number of shares constituting the PACS shall be ________ shares.

                    SECTION 2.     DIVIDENDS.

                    (a) The holders of outstanding shares of PACS shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative preferential dividends from [closing date], 1996, at the rate per share of $4.7578 per annum,* in cash payable quarterly in equal amounts (other than with respect to the initial dividend period) on _______________, ________________,
          ________________, and ____________ of each year (each
          such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a business day, then the Dividend Payment Date shall be the next succeeding business day; provided, however, that
                                        ________  _______
          with respect to any dividend period during which a redemption occurs, the Corporation may, at its option, declare accrued dividends to, and pay such dividends on, the redemption date, in which case such dividends would be payable on the redemption date in cash to the holders of the shares of PACS as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price (as hereinafter defined). Each dividend on the shares of PACS shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, not less than 10 nor more than 70 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. The first dividend payment shall be for the period from [closing date], 1996 to ________, 1996 and the first dividend will be payable on _________, 1996. Dividends (or amounts equal to accrued and unpaid dividends) payable on shares of PACS for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month.

               *If the annual dividend for the Aetna Common Stock at the Merger Date is set at a level above $0.83 per share, the annual PACS dividend will be determined as follows: $4.7578 + [(annual dividend per share on Aetna Common Stock - $0.83) x 0.8197]

                    Dividends on the shares of PACS will accrue on a daily basis beginning on the date immediately following a Dividend Payment Date (except that, with respect to the initial Dividend Payment Date, dividends on the shares of PACS will accrue beginning on [closing date], 1996) whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of shares of PACS on the Mandatory Conversion Date (as hereinafter defined) or on the date of their earlier conversion or redemption.

                    (b)  So long as any shares of PACS are
          outstanding, no dividends or other distributions (other than dividends payable in Junior Securities (as defined below) or warrants, rights or options exercisable for or convertible into Junior Securities, together with cash in lieu of fractional shares of Junior Securities or fractional interests in any such warrants, rights or options), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Junior Securities or warrants, rights or options exercisable for or convertible into Junior Securities, together with cash in lieu of fractional shares of Junior Securities or fractional interests in any such warrants, rights or options), shall be paid or made, as the case may be, with respect to, nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of, (a) the Common Capital Stock ____ par value of the Corporation ("Common Stock") or any other class or series of the Corporation's capital stock ranking junior to the PACS with respect to dividends or liquidation preferences (such capital stock, including the Common Stock, collectively "Junior Securities") or (b) Parity Preferred Stock (as defined below) until cumulative dividends on the PACS and Parity Preferred Stock in the full amounts owing for all dividend periods ending, and all amounts payable upon redemption or conversion of PACS and Parity Preferred Stock, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been, in the case of dividends, declared and, in all cases, paid or set apart for payment.

                    (c) If any dividends are not paid or set apart in full, as aforesaid, with respect to shares of PACS and any Parity Preferred Stock, all dividends declared with respect to shares of PACS and any Parity Preferred Stock shall be declared pro rata based on the number of shares so that the amount of dividends declared per share on shares of PACS and such Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on shares of PACS and such Parity Preferred Stock bear to each other. Holders of the shares of PACS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in Section (2)(a).

                    (d)  Subject to the foregoing provisions of
          this Section (2), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities and Parity Preferred Stock and may redeem, purchase or otherwise acquire any Junior Securities and Parity Preferred Stock, in either case from time to time, and the holders of the shares of PACS shall not be entitled to share therein.

                    (e)  Any dividend payment made on shares of
          PACS shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of PACS.

                    (f) All dividends paid with respect to shares of PACS pursuant to this Section (2) shall be paid pro rata to the holders entitled thereto.

                    SECTION 3.     REDEMPTION AND CONVERSION.

                    (a)  Mandatory Conversion.  On [anniversary
          date of closing date], 2000 (the "Mandatory Conversion Date"), subject to (x) the right of the Corporation to redeem the shares of PACS on or after [anniversary date of closing date], 1999 (the "Initial Redemption Date") and prior to the Mandatory Conversion Date, as described below, and (y) the conversion of the shares of PACS at the option of the holder at any time prior to the Mandatory Conversion Date, as described below, each outstanding share of PACS shall convert automatically (the "Mandatory Conversion") into

                    (i)  shares of Common Stock at the Common
                         Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion
                         Date; and

                    (ii) the right to receive an amount in cash
                         equal to all accrued and unpaid dividends on such share of PACS (the "Accrued Dividend Amount") (other than previously declared dividends payable to a different holder of record on a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends. The Common Equivalent Rate is initially one share of Common Stock for each share of PACS and is subject to adjustment as set forth below (the "Common Equivalent Rate").

                    (b)  Redemption by the Corporation.

                    (i)  Right to Redeem.  Shares of PACS are not
                         _______________
                         redeemable by the Corporation prior to the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Corporation shall have the right to redeem, in whole or in part, the outstanding shares of PACS.
                         Upon any such redemption, the Corporation shall deliver to the holders of shares of PACS in exchange for each share so redeemed, the greater of (A) a number of shares of Common Stock equal to the Call Price (as hereinafter defined) in effect on the redemption date, divided by the Current Market Price of the Common Stock determined as of the second trading day immediately preceding the Notice Date (as hereinafter defined) or (B) .8197 of a share of Common Stock (each a "Redemption Rate")(subject to adjustment as set forth below). The public announcement of any call for redemption shall be made prior to, or at the time of, the mailing of the notice of such call to holders of shares of PACS as described below. If fewer than all the outstanding shares of PACS are to be redeemed, shares of PACS to be redeemed shall be selected by the Corporation from outstanding shares of PACS not previously redeemed by lot or pro rata (as nearly as may be practicable). As used in this subparagraph (b), the term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of shares of PACS means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of shares of PACS.

                    (ii) Notice of Redemption.  The Corporation
                         ____________________
                         shall provide notice of any redemption of
                         the shares of PACS pursuant to this
                         subparagraph (b) to holders of record of
                         PACS to be called for redemption not less
                         than 15 days nor more than 60 days prior
                         to the date fixed for such redemption.
                         The earliest Notice Date for any call for
                         redemption of shares of PACS is not
                         earlier than [60 days prior to anniversary
                         date of closing], 1999.  Such notice shall
                         be provided by mailing notice of such
                         redemption, first class postage prepaid,
                         to each holder of record of shares of PACS
                         to be redeemed, at such holder's address
                         as it appears on the stock register of the
                         Corporation; provided that neither failure
                                      ________
                         to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of PACS to be redeemed except as to the holders to whom the Corporation has failed to give said notice or whose notice was defective.

                         Each such notice shall state, as
                         appropriate, the following and may contain such other information as the Corporation deems advisable:

                         (A)  the redemption date;

                         (B)  that all outstanding shares of PACS
                         are to redeemed or, in the case of a call for redemption of fewer than all outstanding shares of PACS, the number of such shares held by such holder to be redeemed;

                         (C)  the number of shares of Common Stock
                         deliverable upon redemption of each share of PACS to be redeemed and, if applicable, the Redemption Rate and the Current Market Price used to calculate such number of shares of Common Stock;

                         (D)  the place or places where
                         certificates for such shares are to be
                         surrendered for redemption; and

                         (E)  that dividends on the shares of PACS
                         to be redeemed shall cease to accrue on
                         such redemption date (except as otherwise provided herein).

                    (c)  Procedures Upon Conversion and Redemption.

                    (i)  Deposit of Shares and Funds.  The
                         ___________________________
                         Corporation's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with Sections 3(a) and 3(b) shall be deemed fulfilled if, on or before the Mandatory Conversion Date or a redemption date, as applicable, the Corporation shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City, or shall set aside or make other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to Section 3(a) or 3(b), as the case may be, upon the occurrence of the Mandatory Conversion or the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by Section 3(a) or 3(b), as the case may be). Any interest accrued on such funds shall be paid to the Corporation from time to time. Subject to applicable laws, any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which time the holder or holders of such shares of PACS so converted or called for redemption shall look only to the Corporation for delivery of such shares of Common Stock or funds.

                    (ii) Surrender of Certificates; Status.  Each
                         _________________________________
                         holder of shares of PACS to be converted or redeemed pursuant to Section 3(a) or 3(b), as the case may be, shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated by the Corporation and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to Sections 3(a) or 3(b), as the case may be, following such surrender and following the date of such conversion or redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If, on the Mandatory Conversion Date, or, in the event of a redemption, on the date fixed for redemption, as the case may be, shares of Common Stock and funds necessary for such Mandatory Conversion or redemption, as applicable, shall have been irrevocably either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be converted or to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company or an affiliate thereof or the Corporation shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of PACS so converted or called for redemption shall not have been surrendered, the shares of PACS represented thereby so converted or called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so converted or called for redemption shall cease to accrue on the Mandatory Conversion Date or the date fixed for redemption, as applicable, (except that holders of shares of PACS at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so converted or called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to Sections 3(a) or 3(b) without interest upon surrender of their certificates therefor (unless the Corporation defaults on the delivery of such shares or the payment of such funds). Holders of shares of PACS that are converted or redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of PACS and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date or Mandatory Conversion Date with interest thereon. Amounts payable in cash in respect of shares of PACS or shares of Common Stock shall not bear interest.

                    (d) Conversion at Option of Holder. Shares of PACS are convertible, in whole or in part, at the option of the holder thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of .8197 of a share of Common Stock for each share of PACS (the "Optional Conversion Rate"), subject to adjustment as set forth below. The right to convert shares of PACS called for redemption shall terminate immediately prior to the close of business on the redemption date with respect to such shares.

                    Conversion of shares of PACS at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose (and, if applicable, cash payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

                    Holders of shares of PACS at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to the corresponding Dividend Payment Date. However, shares of PACS surrendered for conversion after the close of business on a record date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment to the Corporation in cash of an amount equal to the dividend thereon which is to be paid on such Dividend Payment Date (unless such shares have been called for redemption on a redemption date between such record date and such Dividend Payment Date). A holder of shares of PACS called for redemption on [anniversary date of closing date], 1999 or any other Dividend Payment Date thereafter will receive the dividend on such shares payable on that date without paying an amount equal to such dividend to the Corporation upon conversion. Except as provided above, upon any optional conversion of shares of PACS, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of PACS or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.

                    (e) Adjustments of the Common Equivalent Rate, Optional Conversion Rate and Redemption Rate. The Common Equivalent Rate, the Optional Conversion Rate and the Redemption Rates (collectively, the "Rates") shall be each subject to adjustment from time to time as provided below in this section (e).

                         (i)  If the Corporation shall, after
          [closing date],  1996:

                              (A)  pay a stock dividend or make a
                                   distribution with respect to its
                                   Common Stock in shares of such
                                   Common Stock,

                              (B)  subdivide or split its
                                   outstanding Common Stock into a
                                   greater number of shares,

                              (C)  combine its outstanding shares
                                   of Common Stock into a smaller
                                   number of shares, or

                              (D)  issue by reclassification of its
                                   shares of Common Stock any
                                   shares of Common Stock of the
                                   Corporation;

                              then, in any such event, the Rates in
                              effect immediately prior to such
                              event shall each be adjusted so that
                              the holder of any shares of PACS
                              shall thereafter be entitled to
                              receive, upon Mandatory Conversion or
                              upon conversion at the option of the
                              holder or redemption, the number of
                              shares of Common Stock of the
                              Corporation which such holder would
                              have owned or been entitled to
                              receive immediately following any
                              event described above had such shares
                              of PACS been converted immediately
                              prior to such event or any record
                              date with respect thereto.   Such
                              adjustment shall become effective at
                              the opening of business on the
                              business day next following the
                              record date for determination of
                              stockholders entitled to receive such
                              dividend or distribution, in the case
                              of a dividend or distribution, and
                              shall become effective immediately
                              after the effective date, in the case
                              of a subdivision, split, combination
                              or reclassification.  Such
                              adjustments shall be made
                              successively.

                         (ii) If the Corporation shall, after
                              [closing date], 1996, issue rights or
                              warrants to all holders of its Common
                              Stock (other than Rights issued
                              pursuant to any Rights Plan of the
                              Corporation) entitling them to
                              subscribe for or purchase shares of
                              Common Stock at a price per share
                              less than the Current Market Price at
                              the time of such issue, then, in any
                              such event unless such rights or
                              warrants are issued to holders of
                              shares of PACS on a pro rata basis
                              with the shares of Common Stock based
                              on the Common Equivalent Rate on the
                              date immediately preceding such
                              issuance, each Rate shall be adjusted
                              by multiplying such Rate, in effect
                              immediately prior to the date of
                              issuance of such rights or warrants,
                              by a fraction, of which the numerator
                              shall be the number of shares of
                              Common Stock outstanding on the date
                              of issuance of such rights or
                              warrants, immediately prior to such
                              issuance, plus the number of
                              additional shares of Common Stock
                              offered for subscription or purchase
                              pursuant to such rights or warrants,
                              and of which the denominator shall be
                              the number of shares of Common Stock
                              outstanding on the date of issuance
                              of such rights or warrants,
                              immediately prior to such issuance,
                              plus the number of additional shares
                              of Common Stock which the aggregate
                              offering price of the total number of
                              shares of Common Stock so offered for
                              subscription or purchase pursuant to
                              such rights or warrants would
                              purchase at such Current Market Price
                              (determined by multiplying such total
                              number of shares by the exercise
                              price of such rights or warrants and
                              dividing the product so obtained by
                              such Current Market Price).  Such
                              adjustment shall become effective at
                              the opening of business on the
                              business day next following the
                              record date for the determination of
                              stockholders entitled to receive such
                              rights or warrants. To the extent
                              that shares of Common Stock are not
                              delivered after the expiration of
                              such rights or warrants, each Rate
                              shall be readjusted to the applicable
                              Rate which would then be in effect
                              had the adjustments been made upon
                              the issuance of such rights or
                              warrants upon the basis of delivery
                              of only the number of shares of
                              Common Stock actually delivered.
                              Such adjustment shall be made
                              successively.

                         (iii)     If the Corporation shall after
                                   [closing date], 1996, pay a
                                   dividend or make a distribution
                                   to all holders of its Common
                                   Stock of evidences of its
                                   indebtedness, cash or other
                                   assets (including capital stock
                                   of the Corporation or any
                                   subsidiary of the Corporation,
                                   but excluding (x) the
                                   Corporation's regular quarterly
                                   cash dividend and (y) dividends
                                   referred to in subparagraph (i)
                                   above) or shall issue to all
                                   holders of its Common Stock
                                   rights or warrants to subscribe
                                   for or purchase any of its
                                   securities (other than Rights
                                   issued pursuant to any Rights
                                   Plan of the Corporation and
                                   those referred to in
                                   subparagraph (ii) above), then
                                   unless such dividend is paid or
                                   distribution is made to each
                                   holder of shares of PACS on a
                                   pro rata basis with the shares
                                   of Common Stock based on the
                                   Common Equivalent Rate on the
                                   date immediately preceding such
                                   payment or distribution, in any
                                   such event, each Rate shall be
                                   adjusted by multiplying such
                                   Rate in effect on the record
                                   date mentioned below, by a
                                   fraction of which the numerator
                                   shall be the Current Market
                                   Price per share of the Common
                                   Stock on the record date for the
                                   determination of stockholders
                                   entitled to receive such
                                   dividend or distribution, and of
                                   which the denominator shall be
                                   such Current Market Price per
                                   share of Common Stock less the
                                   fair market value (as determined
                                   in good faith by the Board of
                                   Directors, whose good faith
                                   determination shall be
                                   conclusive, and described in a
                                   resolution adopted with respect
                                   thereto) as of such record date
                                   of the portion of the assets or
                                   evidences of indebtedness so
                                   distributed or of such
                                   subscription rights or warrants
                                   applicable to one share of
                                   Common Stock.  Such adjustment
                                   shall become effective on the
                                   opening of business on the
                                   business day next following the
                                   record date for the
                                   determination of stockholders
                                   entitled to receive such
                                   dividend or distribution.  Such
                                   adjustment shall be made
                                   successively.

                         (iv) Any shares of Common Stock issuable
                              in payment of a dividend or other
                              distribution shall be deemed to have
                              been issued immediately prior to the
                              close of business on the record date
                              for such dividend or other
                              distribution for purposes of
                              calculating the number of outstanding
                              shares of Common Stock under
                              subsection (ii) above.

                         (v)  The Corporation shall also be
                              entitled to make upward adjustments
                              in the Common Equivalent Rate, the
                              Optional Conversion Rate, the
                              Redemption Rate and the Call Price,
                              as it in its sole discretion shall
                              determine to be advisable, in order
                              that any stock dividends,
                              subdivisions of shares, distribution
                              of rights to purchase stock or
                              securities, or distribution of
                              securities convertible into or
                              exchangeable for stock (or any
                              transaction which could be treated as
                              any of the foregoing transactions
                              pursuant to Section 305 of the
                              Internal Revenue Code of 1986, as
                              amended) made by the Corporation to
                              its stockholders after [closing
                              date], 1996 shall not be taxable.

                         (vi) In any case in which subsection 4(e)
                              shall require that an adjustment as a
                              result of any event becomes effective
                              at the opening of business on the
                              business day next following a record
                              date and the date fixed for
                              conversion pursuant to subsection
                              3(a) or redemption pursuant to
                              subsection 3(b) or 3(d) occurs after
                              such record date, but before the
                              occurrence of such event, the
                              Corporation may, in its sole
                              discretion, elect to defer the
                              following until after the occurrence
                              of such event: (A) issuing to the
                              holder of any converted or redeemed
                              shares of PACS the additional shares
                              of Common Stock issuable upon such
                              conversion or redemption over the
                              shares of Common Stock issuable
                              before giving effect to such
                              adjustments and (B) paying to such
                              holder any amount in cash in lieu of
                              a fractional share of Common Stock
                              pursuant to subsection 3(j).

                         (vii)     All adjustments to the Rates
                                   shall be calculated to the
                                   nearest 1/100th of a share of
                                   Common Stock.  No adjustment in
                                   the Rates shall be required
                                   unless such adjustment would
                                   require an increase or decrease
                                   of at least one percent therein;
                                   provided, however, that any
                                   adjustment which by reason of
                                   this subsection (vii) is not
                                   required to be made shall be
                                   carried forward and taken into
                                   account in any subsequent
                                   adjustment.

                    (f)  Adjustment for Consolidation or Merger.
          In case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, proper provisions shall be made so that each share of PACS shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PACS might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such shares of PACS would have converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of PACS (other than previously declared dividends payable to a holder of record as of a prior date), and
          (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Redemption Rate in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of PACS shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in Section 3(e) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless (A) the terms thereof are consistent with the foregoing or (B) the holders of shares of PACS shall have approved other terms in accordance with the provisions of Section 5(c).

                    For purposes of the immediately preceding paragraph, any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Corporation as an entirety or substantially as an entirety.

                    (g)  Notices of Adjustments. (i) Whenever the
          Rates are adjusted as herein provided, the Corporation shall:

                         (A)  forthwith compute the adjusted Rates
                              in accordance herewith and prepare a
                              certificate signed by an officer of
                              the Corporation setting forth the
                              adjusted Rates, the method of
                              calculation thereof in reasonable
                              detail and the facts requiring such
                              adjustment and upon which such
                              adjustment is based, which
                              certificate shall be conclusive,
                              final and binding evidence of the
                              correctness of the adjustment, and
                              file such certificate forthwith with
                              the transfer agent for the shares of
                              PACS and the Common Stock; and

                         (B)  make a prompt public announcement and
                              mail a notice to the holders of the
                              outstanding shares of PACS stating
                              that the Rates have been adjusted,
                              the facts requiring such adjustment
                              and upon which such adjustment is
                              based and setting forth the adjusted
                              Rates,  such notice to be mailed at
                              or prior to the time the Corporation
                              mails an interim statement to its
                              stockholders covering the fiscal
                              quarter during which the facts
                              requiring such adjustment occurred,
                              but in any event within 45 days of
                              the end of such fiscal quarter.

                    (ii) In case, at any time while any of the
                         shares of PACS are outstanding,

                         (A)  the Corporation shall declare a
                              dividend (or any other distribution)
                              on its Common Stock, excluding any
                              cash dividends; or

                         (B)  the Corporation shall authorize the
                              issuance to all holders of its Common
                              Stock of rights or warrants to
                              subscribe for or purchase shares of
                              its Common Stock or of any other
                              subscription rights or warrants; or

                         (C)  the Corporation shall authorize any
                              reclassification, subdivision or
                              split  of its Common Stock (other
                              than a subdivision or combination
                              thereof) or any consolidation or
                              merger to which the Corporation is a
                              party and for which approval of any
                              stockholders of the Corporation is
                              required (except for a merger of the
                              Corporation into one of its
                              subsidiaries solely for the purpose
                              of changing the corporate domicile of
                              the Corporation to another state of
                              the United States and in connection
                              with which there is no substantive
                              change in the rights or privileges of
                              any securities of the Corporation
                              other than changes resulting from
                              differences in the corporate statutes
                              of the then existing and the new
                              state of domicile), or the sale or
                              transfer to another corporation of
                              the property of the Corporation as an
                              entirety or substantially as an
                              entirety; or

                       (D)    the Corporation shall authorize the
                              voluntary or involuntary dissolution,
                              liquidation or winding up of the
                              Corporation;

          then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of PACS, and shall cause to be mailed to the holders of shares of PACS at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subsection
          (g)(ii) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

                    (h)  Effect of Conversions and Redemptions.
          The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

                    (i)  No Fractional Shares.  No fractional
          shares or scrip representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of PACS. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of PACS of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the value of such fractional shares based on the (i) Current Market Price as of the second Trading Date immediately preceding the Notice Date, in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion, or (B) as of the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of PACS so surrendered or redeemed.

                    (j) Reissuance. Shares of PACS that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of PACS and shall (upon compliance with any applicable provisions of the laws of the State of Connecticut) have the status of authorized and unissued shares of preferred stock of the Corporation ("Preferred Stock") undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

                    (k)  Definitions.  As used in this Article ___:

                    (i) the term "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Connecticut are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;

                    (ii) the term "Call Price" of each share of
                         PACS shall be the sum of (x) $76 1/8 and
                         (y) all accrued and unpaid dividends
                         thereon to but not including the
                         redemption date (other than previously
                         declared dividends payable to a holder of record as of a prior date);

                   (iii) the term "Closing Price" on any day
                         shall mean the last reported sales
                         price on such day or, in case no such
                         sale takes place on such day, the
                         average of the reported closing high
                         and low quotations, in either case on
                         the principal national securities
                         exchange on which the Common Stock is
                         listed or admitted to trading or, if
                         the Common Stock is not listed or
                         admitted to trading on a national
                         securities exchange, on the Nasdaq
                         National Market System, or, if the
                         Common Stock is not listed or
                         admitted to trading on a national
                         securities exchange or the Nasdaq
                         National Market System, the average
                         of the high bid and low-asked
                         quotations of the Common Stock in the
                         over-the-counter market on the day in
                         question as reported by the National
                         Quotation Bureau Incorporated, or a
                         similarly generally accepted
                         reporting service, or, if no such
                         quotations are available, the fair
                         market value of the Common Stock as
                         determined by any New York Stock
                         Exchange member firm selected from
                         time to time by the Board of
                         Directors for such purpose;

                    (iv) the term "Current Market Price" per share
                         of Common Stock at any date shall be
                         deemed to be the lesser of (x) the average
                         of the daily Closing Prices for the twenty
                         consecutive Trading Dates ending on and
                         including the date in question or (y) the
                         Closing Price of the Common Stock for such
                         date of determination; provided, that, if
                                                ________
                         any event that results in an adjustment of the Common Equivalent Rate occurs during such twenty day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event;

                    (v)  the term "Parity Preferred Stock" means
                         the Corporation's Class A Voting Preferred
                         Stock without par value and Class B
                         Preferred Stock without par value and any other class or series of the Corporation's Preferred Stock that by its terms ranks on a parity as to both the payment of dividends and distribution of assets upon a liquidation of the Corporation; and

                    (vi) the term "Trading Date" shall mean a date
                         on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

                    (l) Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of PACS pursuant to this Section 3; provided, however, that the Corporation shall not be
          ________  _______
          required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of PACS redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (m)  Reservation of Common Stock.  The
          Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of PACS or any conversion of the shares of PACS at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding shares of PACS.

                         SECTION 4.     LIQUIDATION RIGHTS.

                    (a)  In the event of the liquidation,
          dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, the holders of shares of PACS then outstanding, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference and a priority over the shares of PACS on liquidation, and before any distribution to the holders of Junior Securities, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share of PACS in cash equal to the sum of (i) $76 1/8 plus (ii) all accrued and unpaid dividends thereon. All amounts paid in respect of such liquidation, dissolution or winding up shall be paid pro rata to the holders of PACS entitled thereto. In the event the assets of the Corporation available for distribution to the holders of the shares of PACS upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of PACS and of all other series of Parity Securities, the holders of shares of PACS and of all series of Parity Securities shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of PACS and the holders of outstanding shares of such Parity Preferred Stock were paid in full. Except as provided in this Section 4, holders of PACS shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                    (b) For the purposes of this Section 4, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the
          Corporation:

                         (i)  the sale, transfer, lease or exchange
                              of the assets of the Corporation as
                              an entirety or substantially as an
                              entirety; or

                         (ii) the consolidation or merger of the
                              Corporation with one or more other
                              corporations (whether or not the
                              Corporation is the corporation
                              surviving such consolidation or
                              merger).

                    SECTION 5.     VOTING RIGHTS.

                    (a)  The holders of record of shares of PACS
          shall not be entitled to any voting rights except as provided in Section 5 or as otherwise provided by law.**

          (**) At Aetna's election, the terms of the PACS may be modified to provide for voting rights as determined by Aetna. In that event, the PACS shall be designated
          "6.25% Class A Voting Preferred Stock."

                    (b)  For so long as any shares of PACS are
          outstanding, if at any time dividends payable on the shares of PACS or any other series of Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation ("Preferred Stock Directors"), the holders of the shares of PACS, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, with each share of PACS entitled to vote on this and other matters upon which holders of Preferred Stock vote as a group, shall have the right to vote for the election of two Preferred Stock Directors of the Corporation, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of shares of PACS to elect two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the shares of PACS and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of shares of PACS to elect two Preferred Stock Directors separately as a class shall cease, subject always to the same provisions for the vesting of such right of the holders of the shares of PACS to elect two Preferred Stock Directors in the case of future dividend defaults.

                    The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of shares of PACS and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Director shall be filled exclusively by no less than two-thirds of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

                    (c) For as long as any shares of PACS remain outstanding, the affirmative consent of the holders of at least two-thirds thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the shareholders called for such purpose, shall be necessary to (i) amend, alter or repeal any of the provisions of the Articles of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of the shares of PACS then outstanding or reduce the minimum time required for any notice to which holders of shares of PACS then outstanding may be entitled; provided, however, that any such amendment, alteration or
          ________  _______
          repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Securities or any other shares of stock (whether or not already authorized) ranking on a parity with the shares of PACS shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of shares of PACS; and provided
                                                         ________
          further that clause (i) shall not be applicable to the
          _______
          amendment, alteration or repeal of any provisions of the Articles of Incorporation of the Corporation approved at a meeting of the shareholders the record date of which is prior to the issuance of any shares of PACS; (ii) authorize or create, or increase the authorized amount of, any capital stock, or any security convertible into capital stock, of any class ranking senior to PACS as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or (iii) merge or consolidate with or into any other corporation, unless each holder of the shares of PACS immediately preceding such merger or consolidation shall have the right either to (A) receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the shares of PACS so held or (B) convert into shares of Common Stock at the Common Equivalent Rate in effect on the date immediately preceding the announcement of any such merger or consolidation.

                    There is no limitation on the issuance by the Corporation of Parity Preferred Stock or of any class ranking junior to the shares of PACS.

                    Notwithstanding the provisions summarized in the preceding two paragraphs, however, no such approval described therein of the holders of the shares of PACS shall be required to authorize an increase in the number of authorized shares of Preferred Stock or if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the authorization, creation or increase of any such senior stock or security is to be made, or when such consolidation or merger, liquidation, dissolution or winding up is to take effect, as the case may be, provision is made for the redemption of all shares of PACS at the time outstanding.

                    SECTION 6.     PREEMPTIVE RIGHTS.

                    The holders of shares of PACS shall have no preemptive rights, including rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

                    SECTION 7.     LIMITATIONS.

                    Except as may otherwise be required by law, the shares of PACS shall not have any terms, limitations, and relating rights and preferences other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.




                                                        EXHIBIT B-1

                           FORM OF AFFILIATE LETTER
                              (U.S. Healthcare)

          Butterfly, Inc.
          [address]
          [address]

          Ladies and Gentlemen:

                    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of U.S. Healthcare, Inc., a Pennsylvania corporation ("U.S. Healthcare"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of March 30, 1996 (the "Agreement") among U.S. Healthcare, Aetna Life and Casualty Company, a Connecticut insurance corporation ("Aetna"), Butterfly, Inc., a Connecticut corporation ("Parent"), New Merger Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("U.S. Healthcare Sub") and Antelope Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of Parent, U.S. Healthcare will be merged with and into U.S. Healthcare Sub with U.S. Healthcare to be the survivor in the merger (the "U.S. Healthcare Sub Merger").

                    As a result of the U.S. Healthcare Sub Merger, I will receive shares of Common Stock, par value $1.00 per share, and Preferred Stock, par value $.01 per share, of Parent (the "Parent Securities") in exchange for shares owned by me of Common Stock, par value $0.005 per share, and Class B Stock, par value $0.005 per share, of U.S. Healthcare.

                    I represent, warrant and covenant to Parent that as of the date I receive any Parent Securities as a result of the U.S. Healthcare Sub Merger:

                    A.   I shall not make any sale, transfer or
          other disposition of the Parent Securities in violation of the Act or the Rules and Regulations.

                    B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Securities to the extent I felt necessary with my counsel or counsel for U.S. Healthcare.

                    C. I have been advised that the issuance of Parent Securities to me pursuant to the U.S. Healthcare Sub Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4.
          However, I have also been advised that, since at the time the U.S. Healthcare Sub Merger was submitted for a vote of the shareholders of U.S. Healthcare, I may be deemed to have been an affiliate of U.S. Healthcare and the distribution by me of the Parent Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Securities issued to me in the U.S. Healthcare Sub Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or under other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                    D.   I understand that Parent is under no
          obligation to register the sale, transfer or other disposition of the Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.*

                    E.   I also understand that there will be
          placed on the certificates for the Parent Securities issued to me or any substitutions therefor, a legend stating in substance: * Affiliate Letter of the Principal Stockholder will contain the following additional language: "other than pursuant to the terms of the Registration Rights Agreement, dated as of March 30, 1996, between Parent and the Principal Stockholder."

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                    WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ___________ BETWEEN THE REGISTERED HOLDER HEREOF AND BUTTERFLY, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BUTTERFLY, INC."

                    F. I also understand that unless the transfer by me of my Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                    HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                    It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement.

                    Execution of this letter should not be
          considered an admission on my part that I am an "affiliate" of U.S. Healthcare as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                             Very truly yours,

                                             ______________________
                                             Name:

          Accepted this ____ day of
          ____________, 1996 by
          BUTTERFLY, INC.

          By:  _____________________________
               Name:
               Title
                                                        EXHIBIT B-2

                           FORM OF AFFILIATE LETTER
                                   (Aetna)

          Butterfly, Inc.
          [address]
          [address]

          Ladies and Gentlemen:

                    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Aetna Life and Casualty Company, a Connecticut insurance corporation ("Aetna"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the
          "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of March 30, 1996, (the "Agreement") among Aetna, U.S. Healthcare, Inc., a Pennsylvania corporation ("U.S. Healthcare"), Butterfly, Inc., a Connecticut corporation ("Parent"), Antelope Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of Parent ("Aetna Sub") and New Merger Corporation, a Pennsylvania corporation and wholly owned subsidiary of Parent, Aetna will be merged with and into Aetna Sub with Aetna to be the survivor in the merger (the "Aetna Sub Merger").

                    As a result of the Aetna Sub Merger, I will receive shares of Common Stock, par value $1.00 per share, of Parent (the "Parent Securities") in exchange for shares owned by me of Common Stock, without par value, of Aetna.

                    I represent, warrant and covenant to Parent that as of the date I receive any Parent Securities as a result of the Aetna Sub Merger:

                    A.   I shall not make any sale, transfer or
          other disposition of the Parent Securities in violation of the Act or the Rules and Regulations.

                    B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Securities to the extent I felt necessary with my counsel or counsel for Aetna.

                    C. I have been advised that the issuance of Parent Securities to me pursuant to the Aetna Sub Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Aetna Sub Merger was submitted for a vote of the shareholders of Aetna, I may be deemed to have been an affiliate of Aetna and the distribution by me of the Parent Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Securities issued to me in the Aetna Sub Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or under other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                    D.  I understand that Parent is under no
          obligation to register the sale, transfer or other disposition of the Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                    E. I also understand that there will be placed on the certificates for the Parent Securities issued to me or any substitutions therefor, a legend stating in substance:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                    WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ___________ BETWEEN THE REGISTERED HOLDER HEREOF AND BUTTERFLY, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BUTTERFLY, INC."

                    F. I also understand that unless the transfer by me of my Parent Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:
                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                    HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                    It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement.

                    Execution of this letter should not be
          considered an admission on my part that I am an "affiliate" of Aetna as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                             Very truly yours,

                                             ______________________
                                             Name:

          Accepted this ____ day of
          ____________, 1996 by
          BUTTERFLY, INC.

          By:  _____________________________
               Name:
               Title: